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Exhibit 99.1

HOBBS BROOK OFFICE PARK
404 WYMAN STREET
Waltham, Massachusetts

OFFICE LEASE

Mac-Gray Services, Inc., a Delaware corporation, as Tenant

HOBBS BROOK OFFICE PARK

Waltham, Massachusetts

LEASE dated July    , 2005

ARTICLE I

REFERENCE DATA

        1.1    SUBJECTS REFERRED TO

        Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article I.

LANDLORD:	404 Wyman LLC
LANDLORD'S ADDRESS:	P. O. Box 549249 c/o 225 Wyman Street Waltham, Massachusetts 02454-9249 Attention: Real Estate Manager
RENT PAYMENTS ADDRESS:	P.O. Box 340038 Boston, MA 02241-0438
TENANT:	Mac-Gray Services, Inc., a Delaware corporation
TENANT'S ORIGINAL ADDRESS:	22 Water Street Cambridge, Massachusetts 02141
PREMISES ADDRESS:	Suite 400 404 Wyman Street Waltham, Massachusetts 02451
ESTIMATED TERM COMMENCEMENT DATE:	October 1, 2005
TERM COMMENCEMENT DATE:	As defined in Section 2.4(b).
RENT COMMENCEMENT DATE:	Six (6) months after the Term Commencement Date
TERM EXPIRATION DATE:	The last day of the tenth (10th) Lease Year, subject to extension as set forth in Section 2.4.1.
TENANT'S PLAN DELIVERY DATE:	August 1, 2005
MAJOR WORK DELIVERY DATE:	July 20, 2005
LEASE YEAR:
Each Lease Year shall consist of twelve (12) calendar months beginning with the Term Commencement Date, except that if the Term Commencement Date is not the first day of a calendar month, then Lease Year 1 shall include the partial month at the beginning of the Term in addition to the following twelve (12) calendar months, and the Annual Rent for Lease Year 1 shall be proportionately increased.

ANNUAL FIXED RENT:
Lease Year	Annual Fixed Rent	Monthly Fixed Rent	Rent Per Square Foot of Premises Rentable Floor Area
1-4	$941,935	$78,496	$29.50
First three (3) months of Lease Year 5	$0	$0	$0
Remaining nine (9) months of Lease Year 5	$941,935	$78,496	$29.50
6-10	$1,037,725	$86,477	$32.50
BASE OPERATING EXPENSES PER SQUARE FOOT OF RENTABLE FLOOR AREA:	Annual Operating Expenses per square foot of Rentable Floor Area of the Building for the calendar year 2005, adjusted to reflect 95% occupancy.
BASE TAXES PER SQUARE FOOT OF RENTABLE FLOOR AREA:	Landlord's Taxes per square foot of Rentable Floor Area of the Building for the calendar year 2005.
IMPROVEMENT ALLOWANCE:	$38.00 per square foot of Rentable Floor Area of the Premises ($1,213,340).
DESIGN ALLOWANCE	$3.00 per square foot of Rentable Floor Area of the Premises ($95,790).
LAND:	The land upon which the Building is situated including parking areas, garages, drives, walks, landscaped areas and other common areas serving the Building.
BUILDING:	The entire building known and numbered as 404 Wyman Street, Waltham, Massachusetts and all other improvements on the Land.
RENTABLE FLOOR AREA OF BUILDING:	Conclusively agreed to be 413,315 square feet.
PREMISES:	The space delineated on Exhibit A.
RENTABLE FLOOR AREA OF PREMISES:	Conclusively agreed to be 31,930 square feet located on the fourth (4th) floor of the Building.
PERMITTED USES:	General Office Uses
SECURITY DEPOSIT:	None.
PUBLIC LIABILITY INSURANCE:	$2,000,000 per occurrence/$4,000,000 aggregate (combined single limit) for injury, death and property damage, as more particularly set forth in Section 5.5.2.
BROKER:	CB Richard Ellis and Wyman Street Advisors
TENANT'S AUTHORIZED REPRESENTATIVE:	Joseph Doyle

        1.2    EXHIBITS

        The following is a list of Exhibits attached to this Lease.

Exhibit A:	Plan of Premises
Exhibit B:	Landlord's Initial Construction
Exhibit C-1:	Landlord's Cleaning Specifications
Exhibit C-2:	Heat and Air Conditioning Specification
Exhibit D:	Subordination Agreement
Exhibit E:	Confirmation of Lease Commencement

ARTICLE II

PREMISES; TERM; RENT

        2.1    PREMISES AND EXCLUSIONS

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises. The Premises exclude parking areas, common areas and facilities of the Building, including without limitation exterior faces of exterior walls, the common stairways and stairwells, entranceways and any lobby and courtyard areas, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Building (exclusively or in common) and other common areas and facilities. If the Premises include less than the entire rentable area of any floor, then the Premises also exclude the common corridors, elevator lobby and toilets located on such floor.

        This Lease is subject to all easements, restrictions, agreements, and encumbrances of record to the extent in force and applicable. Landlord represents that such title matters shall not affect any of Tenant's rights under this Lease in any material and adverse respect.

          2.1.1    RIGHT OF FIRST OFFER FOR CONTIGUOUS SPACE

        Before Landlord offers to lease space on the fourth (4th) floor of the Building contiguous to the Premises (the "Contiguous Space") to any third party for space that becomes available, Landlord shall first offer to lease such space to Tenant on the same terms and conditions as Landlord intends to offer such space to third parties, except that (a) other than as set forth in (e) below, Annual Fixed Rent for the Contiguous Space shall equal the Contiguous Space Market Rent (as such term is defined below) and (b) Tenant shall lease the Contiguous Space in question for a time period coterminous with the Term of this Lease, as it may be extended, provided, however, that if there are less than three (3) Lease Years left in the Term at the time Tenant elects to lease the Contiguous Space, then Tenant may exercise its right to lease the Contiguous Space only if Tenant has remaining, and exercises, an Extension Option under Section 2.4.1 for the Premises so that the Contiguous Space shall be leased by Tenant for more than a three-(3)-year term, (c) the Contiguous Space shall be leased by Tenant in its "as-is" condition with such tenant improvement allowances, free rent, or other concessions as are then being offered generally for comparable space in comparable properties in the greater "Metro-West" area, (d) the figures for Base Operating Expenses and Base Taxes applicable to the Contiguous Space shall be the actual amounts for the calendar year in which the Contiguous Space is to be delivered to the Tenant and (e) in the event that such option is exercised during the first two (2) Lease Years of the Term, then the Contiguous Space shall be leased to Tenant on the same terms and conditions as contained in this Lease on a pro rata basis (except that the Contiguous Space shall be leased by Tenant in its "as-is" condition).

        Any tenant or occupant of the Contiguous Space as of the date hereof, any affiliate thereof, or any party having a right (including right of first offer) to lease such Contiguous Space as of the date hereof (which is Novell, Inc., along with its successors and assigns) shall not be considered a "third-party" for purposes of this Section 2.1.1, and Landlord shall be free to lease the Contiguous Space to any of the foregoing without offering the same to Tenant. Tenant's rights under this Section 2.1.1 are recurring rights and shall apply from time to time during the Term of the Lease when the Contiguous Space becomes available to lease to any third party.

        Any offer by Landlord under this Section 2.1.1 may be accepted by Tenant by written notice given within ten (10) Business Days of delivery of Landlord's offer (failing which, such offer shall be deemed conclusively waived by Tenant, and Landlord shall have no further obligation to offer the Contiguous Space to Tenant until after the expiration or earlier termination of a third-party lease for the Contiguous Space that is executed after Tenant's waiver of its right of first offer under this

Section 2.1.1). In the event that Tenant accepts any offer by Landlord under this Section, the leasing of such Contiguous Space shall be documented by an amendment to this Lease. Tenant's rights under this Section 2.1.1 shall be rendered void, at Landlord's election, if (x) Tenant is in default at the time Landlord offers any Contiguous Space to a third party or at the time Tenant's lease of any Contiguous Space under this Section 2.1.1 would otherwise commence (in either event subject to any applicable notice and cure periods) or (y) Tenant has made any Transfer under Section 5.8 of this Lease (other than a Permitted Transfer [as such term is defined in Section 5.8] or a Transfer of fifteen percent (15%) or less of the Premises) or (z) Tenant is not occupying the Premises.

        "Contiguous Space Market Rent" shall mean the prevailing market rate for a five (5) year lease of office space in the greater "Metro-West" area of Boston, Massachusetts comparable to the Contiguous Space in terms of location within a building if finish, age, building quality and amenities for a tenant of equal size and financial strength as Tenant, under terms and conditions substantially the same as those on which Tenant shall have the right to lease the Contiguous Space. If Landlord and Tenant have not agreed, in writing, on the Contiguous Space Market Rent for the Contiguous Space within fourteen (14) days after Tenant accepts Landlord's offer, then at the request of either party the Contiguous Space Market Rent shall be determined in accordance with the arbitration procedure set forth in Section 2.4.1 for the determination of Fair Market Rent.

        If Tenant exercises its rights under this Section 2.1.1, Landlord shall use reasonable efforts to deliver the Contiguous Space on the date set forth in Landlord's offer notice (which, if appropriate in Landlord's commercially reasonable judgment, may include eviction proceedings against a holdover tenant). Landlord's failure to deliver, or delay in delivering, all or any part of the Contiguous Space for any reason beyond Landlord's control (including continued occupancy of any such space by any occupant thereof) shall not give rise to any liability of Landlord, shall not alter Tenant's obligation to accept such Contiguous Space when delivered, shall not constitute a default of Landlord, and shall not affect the validity of the Lease; provided that if delivery of the Contiguous Space does not occur within ninety (90) days after the delivery date set forth in Landlord's offer, Tenant may elect to withdraw its exercise of its rights under this Section 2.1.1 by notice given within five (5) business days after the expiration of such ninety (90) day period. If Tenant so notifies Landlord, Tenant's right of first offer under this Section 2.1.1 shall not apply to the next lease of the Contiguous Space in question (but shall apply to subsequent leases thereafter). If delivery of the Contiguous Space does not occur within ninety (90) days after the delivery date set forth in Landlord's Offer, and Tenant does not withdraw Tenant's offer pursuant to this paragraph, then Landlord shall, within a reasonable time after collection, pay to Tenant any holdover penalty collected by Landlord from the previous occupant of the Contiguous Space and Landlord shall deliver the Contiguous Space to Tenant when the same is available.

        This Section 2.1.1 shall not be construed to grant to Tenant any rights or interest in any space in the Building and any claims by Tenant alleging a failure of Landlord to comply herewith shall be limited to claims for monetary damages, and Tenant may not assert any rights in any space nor file any lis pendens or similar notice with respect thereto.

        Tenant's rights under this Section 2.1.1 are personal to the original Tenant and shall be void and of no further force or effect if more than fifteen percent (15%) of the Premises are sublet or assigned to anyone other than a Permitted Transferee.

        2.2    APPURTENANT RIGHTS

        Tenant shall have, as appurtenant to the Premises, rights to use in common (subject to reasonable rules of general applicability to tenants and other users of the Building from time to time made by Landlord of which Tenant is given written notice): (a) the common lobbies, corridors, stairways, elevators and loading platform, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others; (b) common driveways and walkways necessary for access to the Building; (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby on such floor and serving the Premises; and (d) the parking areas and facilities serving the Building from time to time intended for general use by Tenant, other Building tenants, and visitors, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice. Nothing contained in the Lease shall prohibit or otherwise restrict Landlord from changing, from time to time, without notice to Tenant, the location, layout or type of the foregoing common areas and facilities, provided that Landlord shall not substantially reduce the number of parking spaces available for use by of tenants (including Tenant) in the parking areas serving the Building (and further provided that Tenant shall have, on an unreserved basis, the right to use at least 3.5 parking spaces per 1,000 square feet of Rentable Floor Area of the Premises, such parking spaces to be generally available for Tenant's use in the parking areas serving the Building) or otherwise materially reduce the building amenities available to Tenant in the Building as of the date of this Lease. Tenant shall also have, as appurtenant to the Premises, the right to use a conference room in the Forefront (subject to availability and pursuant to Landlord's rules and regulations in effect from time to time regarding the use of such conference room), twice per Lease Year at no cost to Tenant.

        2.3    RESERVATIONS

        Landlord reserves the right from time to time, with telephonic notice and without unreasonable (except in emergency) interruption of Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or the Building and (b) subject to any limitations set forth in Section 2.2, to alter or relocate any other common facility, including without limitation any lobby and courtyard areas. Installations, replacements and relocations referred to in clause (a) above shall be located as far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Landlord shall provide Tenant with reasonable prior notice of any such installation, replacement or relocation and shall use reasonable efforts to schedule the making thereof so as to minimize, to the extent practicable, the interference with Tenant's business operations.

        2.4    TERM

        (a)   If the Term Commencement Date is a date certain agreed upon by the parties at the time of execution of this Lease, the Term Commencement Date shall be as set forth in Section 1.1 and the Term shall begin at 12:01 a.m. on such date and shall end at 12:00 midnight on the Term Expiration Date set forth in Section 1.1 or on such earlier date pursuant to the provisions of this Lease; otherwise, the following provisions shall govern.

        (b)   If the Term Commencement Date is not a date certain, the Term shall begin at 12:01 a.m. on the earlier to occur of the following (i) or (ii), which date shall be the "Term Commencement Date," and shall end at 12:00 midnight on the Term Expiration Date set forth in Section 1.1 or on such earlier date pursuant to the provisions of this Lease.

          (i)    The date Tenant enters into possession of all or any portion of the Premises for the conduct of its business. (The event described in the prior sentence shall not be deemed to occur by virtue of the installation or testing of computers or other equipment or the installation of other property of Tenant in the Premises.)

          (ii)   The date (the "Substantial Completion Date") on which Landlord's Initial Construction (as defined in Section 2(a) of Exhibit B), is "Substantially Complete," defined to mean that Landlord's Initial Construction has been completed except for minor items of construction, mechanical and electrical adjustment or other work which Landlord is able to complete after Tenant has occupied the Premises without unreasonably interfering with Tenant's use thereof and Landlord has obtained a certificate of occupancy for Landlord's Initial Construction.

Upon request by Landlord, Tenant shall execute documentation setting forth the Term Commencement Date, in the form attached as Exhibit E.

        (c)   Subject to delays caused by Force Majeure, as such term in defined in Section 4.2, or a Tenant's Delay, as defined in Section 3 of Exhibit B), Landlord shall use commercially reasonable efforts to have Landlord's Initial Construction Substantially Complete before the Estimated Term Commencement Date. Landlord's failure to have Landlord's Initial Construction Substantially Complete on the Estimated Term Commencement Date, for any reason, shall not give rise to any liability of Landlord hereunder, shall not constitute a Landlord's default, shall not affect the validity of this Lease, and shall have no effect on the beginning or end of the Term as otherwise determined hereunder or on Tenant's obligations associated therewith. Notwithstanding the foregoing, in the event that for any reason within Landlord's reasonable control (and specifically excluding any delay caused by Force Majeure or a Tenant's Delay), the Substantial Completion Date does not occur on or before November 14, 2005 (the "Outside Date"), then Tenant shall be entitled to a credit against Annual Fixed Rent owed by Tenant in an amount equal to two times the daily Annual Fixed Rent for each day of such delay until the Substantial Completion Date occurs, which credit against Annual Fixed Rent shall be applied from and after the Rent Commencement Date. In the event that for any reason within Landlord's reasonable control (and specifically excluding any delay caused by Force Majeure or a Tenant's Delay), Landlord fails to have Landlord's Initial Construction Substantially Complete on or before January 2, 2006, Tenant shall have the right, by written notice given to Landlord before January 16, 2006 and subject to the provisions of this paragraph, to terminate this Lease effective as of January 31, 2006 (the "Outside Termination Date"), and neither Tenant nor Landlord shall have any further obligations hereunder except as specifically set forth in this Lease; provided, however, that if the Substantial Completion Date occurs before the Outside Termination Date, Tenant's termination notice shall be void and of no further force or effect, this Lease shall not be terminated and the Substantial Completion Date shall be the Term Commencement Date. In the event that for any reason Landlord's Initial Construction is not Substantially Complete on or before March 31, 2006, then Tenant shall have the right, by written notice to Landlord before April 21, 2006, to terminate this Lease effective as of April 31, 2006, and neither Tenant nor Landlord shall have any further obligations hereunder except as specifically set forth in this Lease.

          2.4.1    EXTENSION OPTION.    Tenant shall have the option to extend the Term for two (2) additional five (5) year extension terms (each an "Extension Term") by notice given to Landlord at least nine (9) months before the Term Expiration Date. Tenant's election shall be exercised, and Annual Fixed Rent for the Extension Term determined, as set forth below. If Tenant fails timely to exercise its option for any Extension Term, Tenant shall have no further extension rights hereunder.

        Tenant's option so to extend the Term shall be void, at Landlord's election, if Tenant is in default beyond any applicable notice and cure periods at the time Tenant elects to extend the Term or at the time the Term would expire but for such extension. The extension of the Term shall be applicable to the entire Premises and Tenant shall have no right to extend the Term for only a portion of the Premises. During the Extension Term, if any, all provisions of this Lease shall apply except that Tenant shall have no further option to extend the Term after the last Extension Term.

        During the Extension Term, Tenant shall pay Annual Fixed Rent equal to ninety-five percent (95%) of the then prevailing market rate for tenants entering into a lease for a five (5) year term for office space in the greater Boston, Massachusetts "Metro-West" area within a three (3) mile radius of the Building comparable to the Premises in terms of location within a building, finish, age, building quality and amenities for a tenant of equal size and financial strength as Tenant (and considering comparable concessions offered to tenants, including free rent and current base years for operating expenses and taxes), under terms and conditions substantially the same as those of this Lease as though then available for single occupancy for the Permitted Uses (or any higher and better use then being made by Tenant) in "as-is" condition or such better condition in which Tenant is required to maintain the Premises (the "Fair Market Rent").

        Landlord shall notify Tenant of its estimate of the Fair Market Rent within ten (10) days after Tenant exercises the applicable extension option. Tenant shall have the option to accept or reject by written notice Landlord's estimate, or to withdraw its exercise of the extension option, in any case within fourteen (14) days following delivery of Landlord's estimate. Tenant's failure to respond within such period shall be deemed to constitute acceptance of Landlord's estimate. In the event Tenant rejects Landlord's estimate then the Fair Market Rent shall be arbitrated in accordance with the following procedure. In the event Landlord fails to notify Tenant of its estimate as provided above, the parties shall determine Fair Market Rent by arbitration as set forth below.

        Each of Landlord and Tenant, within twenty (20) days after notice by Tenant disputing Landlord's estimate of the Fair Market Rent, shall appoint as an arbitrator an MAI appraiser that is independent from the Landlord and the Tenant with at least ten (10) years experience as an appraiser of office buildings in the Greater Boston "Metro-West" area, including first class suburban office buildings, and shall give notice of such appointment to the other party. If either Landlord or Tenant shall fail timely to appoint an arbitrator, the other may apply to the Boston office of the American Arbitration Association ("AAA") for appointment of such an arbitrator five (5) Business Days, as such term is defined in Section 8.20, after notice of such failure to the delinquent party if such arbitrator has not then been appointed. The two arbitrators shall, within five (5) Business Days after appointment of the second arbitrator, appoint a third arbitrator who shall be similarly qualified. If the two arbitrators are unable to agree timely on the selection of the third arbitrator, then either arbitrator on behalf of both may request such appointment from the Boston office of the AAA. The arbitration shall be conducted in accordance with the commercial arbitration rules of the AAA insofar as such rules are not inconsistent with the provisions of this Lease (in which case the provisions of this Lease shall govern). The arbitrators shall be charged to reach a majority written decision in accordance with the standards for the Fair Market Rent as provided in this Section 2.4.1, within twenty (20) days after the third arbitrator is appointed, by selecting either of the final estimates of the Fair Market Rent provided by Landlord and Tenant at the commencement of the hearing. The arbitrators shall have no authority or jurisdiction to make any other determination of such amount. The cost of the arbitration (exclusive of each party's witness and attorneys fees, which shall be paid by such party) shall be borne equally by the parties. If the AAA shall cease to provide arbitration for commercial disputes in Boston, the second or third arbitrator, as the case may be, shall be appointed by any successor organization providing substantially the same services, and in the absence of such an organization, by a court of competent jurisdiction under the arbitration act of The Commonwealth of Massachusetts.

        If Landlord should delay in giving the notice which begins the valuation procedures of this Section 2.4.1, or if the process should otherwise be delayed for any reason, then such procedures shall nevertheless remain in effect and be applicable when and as invoked with respect to Annual Fixed Rent payable during the Extension Term; but until such procedures are completed, Tenant shall pay on account of Annual Fixed Rent at the rate established for Annual Fixed Rent for the last twelve (12) months of the Term (and upon Fair Market Rent being established, Tenant shall pay the same within ten (10) days of such determination, retroactively to the beginning of the Extension Term). Each party shall bear the costs of the arbitrator selected by it and shall share equally in the costs of the third arbitrator selected in accordance herewith. The parties shall adjust for over or under payments within twenty (20) days after the decision of the arbitrators is announced.

        Promptly after the Annual Fixed Rent is determined for each Extension Term, Landlord and Tenant shall enter into an amendment of this Lease confirming the extension of the Term and the new rate for Annual Fixed Rent.

        Tenant's rights under this Section 2.4.1 are personal to the original Tenant and shall be void and of no further force or effect if more than fifteen percent (15%) of the Premises are sublet or assigned to anyone other than a Permitted Transferee.

        2.5    ANNUAL FIXED RENT

        Tenant covenants and agrees to pay the Annual Fixed Rent in Section 1.1 to Landlord at the Rent Payments Address in Section 1.1 in advance in equal monthly installments commencing on the Rent Commencement Date (if not the first day of a month) and thereafter on the first day of each calendar month during the Term. All payments shall be due without billing or demand and without deduction, setoff or counterclaim, except as expressly set forth in this Lease. Tenant shall make payment for any portion of a month at the beginning or end of the Term. All payments shall be payable to Landlord at Landlord's address, as specified in Section 1.1, or to such other entities at such other places as Landlord may from time to time designate.

        Without limiting the foregoing, except as expressly set forth in this Lease, Tenant's obligation so to pay Rent (as hereinafter defined) shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant's use, or any casualty or taking, or any failure by Landlord to perform any covenant contained herein, or any other occurrence; and, except as expressly set forth in this Lease, Tenant waives all rights now or hereafter existing to terminate or cancel this Lease or quit or surrender the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover Rent.

        The foregoing notwithstanding, if Landlord fails for any reason within Landlord's reasonable control to provide any service to be supplied by Landlord under the Lease which is necessary for Tenant's reasonable use of the Premises (such as HVAC, elevator service, electricity, water, or structural repairs) or Tenant is unable to reasonably access the Premises, and Tenant is unable to use the Premises on account of such failure, Tenant shall be entitled to a proportional abatement of Annual Fixed Rent and Additional Charges for Operating Expenses and Taxes based on the portion of the Premises which cannot be reasonably used by Tenant. This abatement shall begin on the fifth (5th) consecutive Business Day from Tenant's written notice to Landlord of the failure. The abatement shall end when the services or access are restored sufficiently to reasonably permit use of the Premises. If such failure continues for more than one hundred eighty (180) consecutive days from Tenant's written notice to Landlord of such failure, then Tenant may terminate this Lease by written notice to Landlord. If any public utility service to be provided to the Premises pursuant to this Lease is not provided to the Premises for more than one hundred eighty (180) consecutive days from Tenant's written notice to Landlord of such failure (and whether or not such failure is due to any reason within Landlord's reasonable control), then Tenant may terminate this Lease by written notice to Landlord.

        2.6    ADDITIONAL RENT—OPERATING EXPENSES AND TAXES

          2.6.1    ADDITIONAL RENT—GENERAL COVENANT.    Tenant covenants and agrees to pay to Landlord, as "Additional Rent", (i) an amount equal to the product of (a) the Rentable Floor Area of the Premises and (b) the excess (if any) of Landlord's Operating Expenses per square foot of Rentable Floor Area of the Building over Base Operating Expenses per Square Foot of Rentable Floor Area of the Building, (ii) an amount equal to the product of (a) the Rentable Floor Area of the Premises and (b) the excess (if any) of Landlord's Taxes per square foot of Rentable Floor Area of the Building over Base Taxes Per Square Foot of Rentable Floor Area of the Building, provided that if less than the Total Rentable Floor Area of the Building is occupied at any time during such period (including without limitation the "base year" of calendar year 2005), Landlord shall reasonably extrapolate any components of Landlord's Operating Expenses that vary based upon occupancy of the Building (e.g., janitorial costs) as though the Total Rentable Floor Area of the Building had been ninety-five percent (95%) occupied at all times during such period, and (iii) any other charges payable by Tenant to Landlord under this Lease. The term "Rent" as used in this Lease shall mean Annual Fixed Rent and Additional Rent as set forth in this Lease. Appropriate adjustments shall be made for any portion of a year at the beginning or end of the Term. Landlord agrees, upon request of Tenant, to provide Tenant with a description of the method and calculations used by Landlord to perform such extrapolation.

          2.6.2    PAYMENT.    Additional Rent for Operating Expenses and Taxes under this Section 2.6 shall be paid for any portion of a month at the beginning of the Term and thereafter in monthly installments on the first day of each calendar month in amounts reasonably estimated by Landlord for the then current calendar year. Notwithstanding the foregoing, Tenant shall have no obligation to make payments, including estimated payments, of Additional Rent for Operating Expenses or Taxes prior to January 1, 2006. Landlord may from time to time revise such estimates based on available information relating to Landlord's Operating Expenses and Taxes or otherwise affecting the calculation hereunder. Within ninety (90) days after the end of each calendar year, Landlord will provide Tenant with an accounting statement of Landlord's Operating Expenses and Taxes and other data necessary to calculate Additional Rent hereunder for such calendar year prepared in reasonable "line item" detail, and consistently maintained from year to year in accordance with generally accepted accounting principles. Such statement shall be conclusive between the parties unless disputed in accordance with Section 2.6.5. Upon issuance thereof, there shall be an adjustment between Landlord and Tenant for the calendar year covered by such accounting to the end that Landlord shall have received the exact amount of Additional Rent due hereunder. Any overpayments by Tenant hereunder shall be credited against the next payments of Additional Rent due under this Section 2.6 (or shall be refunded to Tenant after the expiration of the Term), provided there are no outstanding amounts due Landlord under this Lease at such time. Any underpayments by Tenant shall be due and payable within thirty (30) days of delivery of Landlord's statement. With respect to the calendar year in which the Term ends, the adjustment shall be pro rated for the portion of the year included in the Term, but shall take place nevertheless at the times provided in the preceding sentences.

          2.6.3    "LANDLORD'S OPERATING EXPENSES"—DEFINITION.    "Landlord's Operating Expenses" means all customary, actual, out-of-pocket costs of Landlord in owning, servicing, operating, managing, maintaining, and repairing the Building, Land, and all improvements thereon and providing services to tenants including, without limitation, the costs of the following: (i) supplies, materials and equipment purchased or rented, total wage and salary costs paid to, and all contract payments made on account of, all persons engaged in the operation, maintenance, security, cleaning and repair of the Building and Land, including Social Security, old age and unemployment taxes and so-called "fringe benefits"; (ii) building services furnished to tenants of the Building at Landlord's expense (including the types of services provided to Tenant pursuant to Section 4.1 hereof) and maintenance and repair of and services provided to or on behalf of the Building performed by Landlord's employees or by other persons under contract with Landlord; (iii) utilities consumed and expenses incurred in the operation, maintenance and repair of the Building including, without limitation, oil, gas, electricity (other than electricity to tenants in their premises if Tenant is directly responsible for payment under this Lease on account of electricity consumed by Tenant), water, sewer and snow removal; (iv) casualty, liability and other insurance, and unreimbursed costs incurred by Landlord which are subject to an insurance deductible; (v) provided the following were fully operational during the entire base year for Landlord's Operating Expenses, costs of operating any cafeteria, other food service facility, or physical fitness facility for use of tenants generally, less any revenue received by Landlord from the operator or users of such facilities; and (vi) management fees not to exceed four percent (4%) of gross rental income. If Landlord, in its reasonable discretion, installs a new or replacement capital item for the purpose of reducing or conserving the use of energy in the Building, complying with any building code or other law, regulation, or legal requirement, complying with requirements of any insurer(in all such cases first effective after the Term Commencement Date), or for the purpose of reducing Landlord's Operating Expenses, then the annual charge-off of such item with interest at an annual rate of 2% over the prime rate of Bank of America in effect at the time of making such expenditure shall be included in Landlord's Operating Expenses in the Lease Year in which the expenditure was paid and in succeeding Lease Years during the Term. Annual charge-off shall be determined by dividing the original expenditure amount by the number of years of useful life of the expenditure (and useful life shall be determined reasonably by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of making such expenditure). Landlord's Operating Expenses shall not include any costs or expenses incurred by Landlord in the construction and development of the Building including construction for tenants for which Landlord is entitled to reimbursement; payments of principal, interest or other charges on mortgages; entertainment and travel charges; salaries and bonuses of executives, officers or principals of Landlord (except as the same may be reflected in the management fee for the Building or attributable to actual Building operations); costs incurred in connection with the making of repairs or replacements which are the obligation of another tenant or occupant of the Building; increased insurance or taxes assessed specifically to any tenant of the Building other than Tenant for which Landlord is reimbursed; advertising, marketing, promotional, public relations or brokerage fees, commissions or expenditures; interest or penalties for any late or failed payments by Landlord under any contract or agreement; the cost of any work or services specifically performed for any other property or building other than the Building or the Land; costs (including, within limitation, attorneys' fees and disbursements) in excess of reasonable insurance deductible amounts incurred in connection with any judgment, settlement or arbitration award resulting from any negligence or willful misconduct of Landlord or its agents; with the exception of any items included in Landlord's Operating Expenses pursuant to the definition set forth above, the cost of any repairs, alterations, additions, improvements, changes, replacements or other items that under generally accepted accounting principles are classified as capital expenses; costs of electricity or utilities furnished directly to any premises of other tenants of the Building where such utility is separately metered to the Premises or Tenant pays a separate charge therefor; costs incurred in connection with Landlord's preparation, negotiation, dispute resolution and/or enforcement of leases, including court costs and attorneys' fees and disbursements in connection with any summary proceeding to dispossess any other tenant, or incurred in connection with disputes with prospective tenants, leasing agents, purchasers, insurers or mortgagees; costs incurred in connection with disputes relating to Landlord's title to the Land (unless the same are occasioned by the acts of Tenant); costs of repairs, restoration or replacements occasioned by fire or other casualty, in excess of reasonable and customary insurance deductible amounts, or caused by the exercise of the right of eminent domain; costs, expenses or judgments occasioned by casualty, injury or damage, to the extent that such costs, expenses or judgments are or are required to be covered by insurance to be maintained under this Lease (provided, however, that the foregoing shall not effect the inclusion of insurance and unreimbursed costs in Landlord's Operating Expenses under Section 2.6.3(iv) above) legal and other professional fees relating to matters which are excluded from Operating Expenses for the Building; the cost to make improvements, alterations and additions to the Building which are required in order to render the same in compliance with laws, rules, orders, regulations and/or directives as in effect and generally enforced as of the date of this Lease; the cost of environmental monitoring, compliance, testing and remediation performed in, on, about and around the Building or the Land except as provided in Section 5.2 hereof; depreciation; costs of defending any lawsuits with any mortgagee (unless such lawsuit is occasioned by Tenant); costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interests in the Building; costs of any disputes between Landlord and its employees (if any) not engaged in Building operations, disputes of Landlord with Building management; amounts other than the management fee specified above paid to subsidiaries or affiliates of Landlord for services rendered to the Building to the extent such amounts exceed the competitive costs for delivery of such services were they not provided by such related parties; costs of the acquisition (as contrasted with the maintenance or cleaning of) sculpture, paintings or other objects of art; costs incurred in connection with upgrading the Building to comply (or to correct any non-compliance with any of the foregoing as of the Term Commencement Date) with life, fire and safety codes, ordinances, statutes or other laws in effect prior to the Term Commencement Date, including, without limitation, the Americans with Disabilities Act, including penalties or damages due to such non-compliance; costs of adding new building amenities to the Building or increasing the existing building amenities unless the Base Operating Expenses Per Square Foot of Rentable Floor Area are grossed up to include the reasonably estimated costs that would have been incurred in the base year if the new or expanded building amenities were in existence and fully operational for the entirety of such year (and further subject to any limited on capital expenditures set forth in this Section 2.6.3).

          2.6.4    "LANDLORD'S TAXES"—DEFINITION.    "Landlord's Taxes" means all taxes, assessments and similar charges assessed or imposed on the Land for the then current calendar year by any governmental authority attributable to the Building (including personal property associated therewith). The Land constitutes its own tax lot and is not included in the tax bill or tax assessment with any other buildings or land in the Hobbs Brook Office Park. The amount of any special taxes, special assessments and agreed or governmentally imposed "in lieu of tax" or similar charges shall be included in Landlord's Taxes for any year but shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax, special assessment or such charge required to be paid during or with respect to the year in question. Landlord's Taxes include reasonable, out-of-pocket expenses, including fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reduction or to assure maintenance of Landlord's Taxes for any year wholly or partially included in the Term, whether or not successful and whether or not such efforts involved filing of actual abatement applications or initiation of formal proceedings. Landlord's Taxes shall exclude any franchise, capital stock, capital, rent, income, profit or similar or charge. If at any time during the Term there shall be assessed on Landlord, in addition to or lieu of the whole or any part of the ad valorem tax on real or personal property, a capital levy or other tax on the gross rents or other measures of building operations, or a governmental income, franchise, excise or similar tax, assessment, levy, charge or fee measured by or based, in whole or in part, upon building valuation, gross rents or other measures of building operations or benefits of governmental services furnished to the Building, then any and all of such taxes, assessments, levies, charges and fees, to the extent so measured or based, shall be included within the term Landlord's Taxes, but only to the extent that the same would be payable if the Building and Land were the only property of Landlord. In the event Landlord succeeds in obtaining a reduction of such taxes, rates or assessments with respect to a fiscal tax year as to which Tenant contributed its share of increases in Landlord's Taxes, then Tenant shall be entitled to receive its proportionate share of the net amount of any refund received or reduction obtained by Landlord to the extent allocable to the Term of this Lease.

          2.6.5    AUDIT RIGHTS.    At the request of Tenant at any time within twelve (12) months after Landlord delivers Landlord's statement of Landlord's Operating Expenses and Taxes to Tenant, Tenant (at Tenant's expense) shall have the right to examine Landlord's books and records applicable to Landlord's Operating Expenses and Taxes. Such right to examine the records shall be exercisable: (a) upon reasonable advance notice to Landlord and at reasonable times during Landlord's business hours; (b) only during the twelve (12) month period following Tenant's receipt of Landlord's statement of the actual amount of Landlord's Operating Expenses and Taxes for the applicable calendar year; and (c) not more than once each calendar year. Landlord's statement of Operating Expenses and Taxes shall be deemed conclusive except as to items specifically disputed in writing by notice from Landlord to Tenant given within two (2) months after Landlord makes its books and records available to Tenant pursuant to this Section 2.6.5. Tenant shall pay all costs of the audit unless Tenant is found to have overpaid Additional Rent for Operating Expenses and Taxes by more than 5% for the year in question. In any event any audit of Landlord's Operating Expenses and Taxes shall be conducted by an independent certified public accountant retained by Tenant or an auditing firm approved by Landlord for such purpose (each, an "examiner"). In no event shall Tenant propose, nor shall Landlord ever be required to approve, any examiner of Tenant who is being paid on a contingent fee basis.

        As a condition precedent to performing any such examination of Landlord's books and records, Tenant and its examiners shall be required to execute and deliver to Landlord an agreement in form acceptable to Landlord agreeing to keep confidential any information that they discover about Landlord or the Building in connection with such examination. Without limiting the foregoing, such examiners shall also be required to agree that they will not represent any other tenant in the Building in connection with examinations of Landlord's books and records for the Building Complex unless said tenant(s) have retained said examiners prior to the date of the first examination of Landlord's books and records conducted by Tenant pursuant to this Section 2.6.5 and have been continuously represented by such examiners since that time. Notwithstanding any prior approval of any examiners by Landlord, Landlord shall have the right to rescind such approval at any time if in Landlord's reasonable judgment the examiners have breached any confidentiality undertaking to Landlord or any other landlord or cannot provide acceptable assurances and procedures to maintain confidentiality.

        Upon the first examination by Tenant, if any, of Landlord's books and records pursuant to this Section 2.6.5, Landlord shall also provide Tenant with a statement of Landlord's Operating Expenses and Taxes for the calendar year 2005, and Tenant shall have the right to examine Landlord's books and records for such calendar year pursuant to this Section 2.6.5.

        2.7    ELECTRICITY

        Landlord shall furnish to Tenant throughout the Term electricity for the operation of lighting fixtures, and 120 volt current for the operation of normal office fixtures and equipment, including the electricity needs for Tenant's computer room, but excluding any high energy consumption equipment (which shall not include typical and customary office equipment such as personal computers). Tenant covenants and agrees to pay as Additional Rent the cost of such electricity, which shall be separately metered and billed to Tenant monthly.

        Tenant covenants and agrees that Landlord shall in no event be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quality or character of electrical service is changed or is no longer suitable for Tenant's requirements (provided, however, that the foregoing shall not affect Tenant's abatement rights set forth in Section 2.5). Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to the Building or the risers or wiring or installation of the Building.

ARTICLE III

CONSTRUCTION

        3.1    LANDLORD WORK

          3.1.1    GENERAL.    Except for Landlord's Initial Construction, the Premises are being leased in their broom-clean, "as-is" condition without representation or warranty by Landlord except as expressly set forth in this Lease, and Landlord shall not be required to perform any other work in connection with Tenant's occupancy of the Premises.

          3.1.2    LANDLORD'S INITIAL CONSTRUCTION.    Landlord, at Landlord's cost, subject to the Improvement Allowance set forth in Exhibit B, shall perform the construction of the initial improvements to the Premises for Tenant's occupancy in accordance with the provisions of Exhibit B. Landlord's Initial Construction (as defined in Section 2(a) of Exhibit B) shall be performed in strict accordance with Tenant's Plans. Any additional improvement to the Premises not shown on Tenant's Plans that are requested by Tenant and approved by Landlord shall be constructed at Tenant's sole cost and expense, subject to the Improvement Allowance.

        3.2    ENTRY BY TENANT PRIOR TO TERM COMMENCEMENT DATE

        With Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant or any agent, employee or independent contractor of Tenant shall have the right to enter the Premises prior to the Term Commencement Date to perform such work or decoration as is to be performed by, or under the direction or control of, Tenant. Such right of entry shall be deemed a license from Landlord to Tenant, and entry thereunder shall be at the sole risk of Tenant and subject to all the terms of this Lease, including but not limited to Section 5.6, except for the obligation to pay Rent.

ARTICLE IV

LANDLORD'S COVENANTS

        4.1    LANDLORD'S COVENANTS

          4.1.1    BUILDING SERVICES.    Landlord shall furnish services, utilities, facilities and supplies set forth in this Section 4.1.1 and in Exhibit C-1 and Exhibit C-2. Exhibit C-1 and Exhibit C-2 are intended to add detail to the provisions of the main body of the Lease, and in case of conflict, the provisions of the main body of the Lease shall control. Tenant may obtain additional services, utilities, facilities and supplies from time to time upon reasonable advance request or Landlord may furnish the same without request if Landlord reasonably determines that Tenant's use or occupancy of the Premises necessitates the same (for example where the condition of the Premises necessitates additional cleaning services), and, in either case, the cost of the same at reasonable rates from time to time established by Landlord shall constitute Additional Rent, payable upon demand. For all purposes in this Lease, the phrase "Hours of Operation" shall mean Mondays through Fridays excepting legal holidays in the state in which the Building is located from 8:00 a.m. to 6:00 p.m. and on Saturdays from 8:00 a.m. to 1:00 p.m.

            4.1.1.1    WATER CHARGES.    Landlord shall furnish hot and cold water for ordinary office cleaning, toilet, lavatory and drinking purposes. If Tenant requires, uses or consumes water for any other purpose, Landlord may assess Tenant reasonable charges for additional water.

            4.1.1.2    CLEANING.    Landlord shall cause the common areas of the Premises to be kept reasonably clean in accordance with the cleaning standards set forth in Exhibit C-1.

            4.1.1.3    HEAT AND AIR-CONDITIONING.    Landlord shall, through the Building heating and air-conditioning system, furnish to and distribute in the Premises heat during the Hours of Operation of the normal heating season and air conditioning during the Hours of Operation of the normal cooling season when air conditioning may reasonably be required for the comfortable occupancy of the Premises by Tenant in accordance with the Heating and Air Conditioning Specification set forth in Exhibit C-2. Landlord shall not be required to furnish heat and air-conditioning in the Premises in excess of the capacity of the equipment installed in the Building. If Tenant requests Landlord to provide heat or air conditioning beyond the Hours of Operation, Tenant shall pay Landlord therefor at rates reasonably established by Landlord from time to time which as of the date hereof is $40.00 per hour (subject to adjustment by Landlord from time to time), to reflect Landlord's actual cost without mark-up to Tenant. If Tenant requires additional air-conditioning for business machines, meeting rooms or other purposes, or because of occupancy or unusual electrical loads, any additional air-conditioning units, chillers, condensers, compressors, ducts, piping and other equipment and facilities will be installed and maintained by Landlord at Tenant's sole cost, but only to the extent that the same are compatible with the Building and its mechanical systems. Notwithstanding the foregoing, Tenant, at Tenant's cost, with Landlord's prior written consent, and subject to the terms and provisions of this Lease (including but not limited to Section 5.9) shall be permitted to install and extend air conditioning service to Tenant's computer room, provided the costs of electricity used in such service are paid for by Tenant.

          4.1.2    REPAIRS.    Except as otherwise provided in this Lease, and except for repairs to items referred to below necessitated by Tenant's act or neglect (which shall be Tenant's repair obligation under Section 5.1), Landlord shall make such repairs and replacements to the roofs, exterior walls, structural elements, exterior windows of the Premises (except if such damage or repair is necessitated by the Tenant's negligence or willful misconduct), floor slabs, core walls, and common areas and facilities, and all building systems in the Building as may be necessary to keep them in good and operable condition consistent with other first-class office buildings in the Boston, Massachusetts "Metro-West" area.

          4.1.3    QUIET ENJOYMENT.    Landlord covenants that Tenant, on paying the Rent and performing the tenant obligations in this Lease, shall peacefully and quietly have, hold and enjoy the Premises, free from any claim by Landlord or persons claiming under Landlord, but subject to all of the terms and provisions hereof, provisions of law and rights of record to which this Lease is or may become subordinate. This covenant is in lieu of any other so-called quiet enjoyment covenant, either express or implied.

        4.2    INTERRUPTION

        Except as expressly set forth in this Lease, Landlord shall not be liable to Tenant for any compensation or reduction of Rent by reason of inconvenience or annoyance or for loss of business arising from Landlord or its agents entering the Premises for any of the purposes authorized in this Lease or from repairs by Landlord of any portion of the Building. In case Landlord is prevented or delayed from diligent construction of improvements, making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of strike or other labor trouble, fire or other casualty, or inability to obtain supplies, or labor despite reasonable efforts, or unusually adverse weather conditions, or unforeseen subsurface conditions, or acts of God, war, terrorism or other public emergency, or delays due to government regulation or delays in obtaining insurance proceeds, or any other cause whether similar or dissimilar beyond Landlord's reasonable control collectively and individually ("Force Majeure"), Landlord shall not be liable to Tenant therefor, nor, except as otherwise provided in this Lease, shall Tenant be entitled to any abatement or reduction of Rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises. In no event shall Landlord be liable for indirect or consequential damages arising out of any default by Landlord.

        Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary interruption of Tenant's use of the Premises by reason thereof.

        4.3.    INSURANCE

          4.3.1    PROPERTY INSURANCE.    Landlord agrees to maintain throughout the Term, with companies licensed and approved to write insurance in the state in which the Building is located, property insurance against direct physical loss or damage to the Building on an "all risks," agreed amount basis in an amount equal to the physical replacement cost of the Building with a commercially reasonable deductible amount. Landlord shall not be required to carry insurance with respect to any property that Tenant is required to insure pursuant to Section 5.6.

          4.3.2    LIABILITY INSURANCE.    Throughout the Term, Landlord agrees to maintain in a responsible company or companies liability insurance against claims, demands or actions for injury, death, and property damage in amounts not less than Five Million Dollars ($5,000,000) in the aggregate.

        4.4    HAZARDOUS MATERIALS

        To the best knowledge of Landlord, (i) no Hazardous Substances (as defined in Section 5.2) requiring remediation or investigation under applicable environmental laws are present on the Property or the soil, surface water or groundwater thereof and (ii) no action, proceeding or claim is pending or threatened regarding the Property concerning any Hazardous Substances or pursuant to any environmental law. Landlord shall, as and to the extent required by applicable law, following notice by Tenant remove or remediate (or cause the responsible party to remove or remediate) any Hazardous Substances located in the Premises or Building that affect or disturb Tenant's use of the Premises or portions of the Building as to which Tenant has appurtenant rights hereunder. The foregoing covenant shall not apply to any Hazardous Substances that exist in the Premises or the Building as a result of any act or omission of Tenant, its employees, agents, invitees or guests, Tenant's architect, Tenant's contractors, or any persons acting under or through Tenant. Landlord shall indemnify Tenant in the manner elsewhere provided in this Lease from any breach of the representation in the first sentence of this Section 4.4 and from any release of Hazardous Substances caused by Landlord, its agents or contractors which is in violation of applicable law. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

ARTICLE V

TENANT'S ADDITIONAL COVENANTS

        5.1    MAINTENANCE AND REPAIR

        Except for damage by fire or casualty and the effects of normal or reasonable wear and tear, Tenant shall at all times keep the Premises clean, neat and in as good repair, order and condition as the same are at the beginning of the Term or may be put in thereafter. The foregoing shall include without limitation Tenant's obligation to maintain floors and floor coverings, to paint and repair walls and doors, to replace and repair ceiling tiles, interior glass (and exterior glass if such damage or repair is necessitated by the Tenant's negligence or willful misconduct), lights and light fixtures and drains, and clean the Premises to the extent Landlord is not obligated to perform such cleaning pursuant to Exhibit C-1.

        5.2    USE, WASTE AND NUISANCE

        Throughout the Term, Tenant shall use the Premises for the Permitted Uses only, and shall not use the Premises for any other purpose. Tenant shall not injure, overload, deface or commit waste in the Premises or any part of the improvement on the Land, nor permit the emission therefrom of any objectionable noise, light or odor, nor use or permit any use of the Premises which is improper, offensive, contrary to law or ordinance or which is liable to invalidate or increase the premium for any insurance on the Building or its contents or which is liable to render necessary any alterations or additions in the Building, nor obstruct in any manner any portion of the Building. If Tenant's use of the Premises results in an increase in the premium for any insurance on the Building or the contents thereof (or would result in such an increase if the Landlord were not self-insuring), Landlord shall notify Tenant of such increase and Tenant shall pay same as Additional Rent.

        Tenant shall not without Landlord's prior written consent keep, store, or use any substances or materials designated as, or containing components now or hereafter designated as, hazardous, dangerous, toxic or harmful and/or subject to regulation under any federal, state or local law, regulation or ordinance ("Hazardous Substances") in, on, under or about the Premises or Building except for ordinary cleaning and office supplies used, stored and disposed of in accordance with applicable law. With respect to any Hazardous Substance kept, stored or used with Landlord's consent, Tenant shall: (i) not permit any such Hazardous Substance to escape, be released, or be disposed of in, or about the Premises, Building, or Land, (ii) promptly, timely and completely comply with all federal, state or local governmental requirements concerning such Hazardous Substances, including without limitation, use, sale, transportation, generation, treatment, disposal, reporting and record keeping, and (iii) within five (5) Business Days of Landlord's request, provide evidence satisfactory to Landlord of Tenant's compliance with all applicable federal, state or local laws, regulations or ordinances. Without limitation, Hazardous Substances shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901 et seq., the Massachusetts Hazardous Waste Management Act, as amended, M.G.L. Chapter 21C, and the Massachusetts Oil and Hazardous Material Release Prevention Act, as amended, M.G.L. Chapter 21E, and the regulations adopted under these acts. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Substances on the Premises.

        If any governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Substances, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as Additional Rent if such requirement is the result of Tenant's acts, omissions or improvements. Any and all costs incurred by Landlord in connection with Landlord's monitoring of Tenant's compliance with this Section 5.2, including Landlord's reasonable attorneys' fees and costs, shall be Additional Rent and shall be due and payable to Landlord within ten (10) days of Landlord's demand. Tenant shall be fully and completely liable to Landlord (either with or without negligence) for any and all cleanup costs and expenses and any and all other charges, expenses, fees, fines, penalties (both civil and criminal) and costs imposed with respect to Tenant's use, disposal, transportation, generation and/or sale of, or Tenant's causing or permitting the escape, disposal or release, of any biologically or chemically active or other Hazardous Substance. In all events, Tenant shall indemnify Landlord as provided in Section 5.5 from any release of Hazardous Substances in the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The provisions of this Section 5.2 shall survive the expiration or earlier termination of this Lease.

        5.3    COMPLIANCE WITH LAW

        Tenant shall use the Premises only as permitted under federal, state, and local laws, regulations and orders applicable from time to time, including without limitation municipal by-laws, land use and zoning laws, environmental laws and regulations (as set forth in Section 5.2 above) and occupational health and safety laws, and shall procure all approvals, licenses and permits necessary therefor (other than a certificate of occupancy), in each case giving Landlord true and complete copies of the same and all applications therefor. Tenant shall promptly comply with all present and future laws applicable to Tenant's particular use of the Premises or Tenant's signs thereon, foreseen or unforeseen, and whether or not the same necessitate structural or other changes or improvements to the Premises or interfere with its particular use and enjoyment of the Premises, and shall comply with all requirements reasonable in light of the use Tenant is making of the Premises of insurance inspection or rating bureaus having jurisdiction. If Tenant's use of the Premises results in any increase in the premium for any insurance carried by Landlord, then upon Landlord's notice to Tenant of such increase Tenant shall pay the same to Landlord within sixty (60) days after demand as Additional Rent. Except as otherwise expressly provided in this Lease, Tenant shall bear the sole risk of all present or future laws affecting the Premises or appurtenances thereto, and Landlord shall not be liable for (nor suffer any reduction in any rent on account of) any interruption, impairment or prohibition affecting the Premises or

Tenant's use thereof resulting from the enforcement of laws. Notwithstanding the foregoing but subject to Section 2.6.3, nothing in this Section 5.3 shall be construed as requiring Tenant to be responsible for any legal requirements applicable to the structural portions of the Premises, Building systems and fire or life safety systems (whether located within or outside of the Premises), any restrooms within the Building (other than restrooms constructed by or at the special request of Tenant) or the mechanical, electrical or HVAC systems outside the Premises (unless installed at the special request of Tenant) unless the failure to comply with any such legal requirements is caused by Tenant.

        To Landlord's actual knowledge, Landlord has not received any written notice of any violation of (but upon receipt of any such written notice of violation and subject to Section 2.6.3, Landlord will take commercially reasonable efforts to comply or cause the compliance with) any applicable zoning, fire codes, and other federal, state, and local rules, regulations, law statutes, and ordinances, including, but not limited to, the Americans with Disabilities Act with respect to the Building and Land but specifically excluding the Premises.

        5.4    RULES AND REGULATIONS

        Tenant shall conform to all reasonable non-discriminatory rules and regulations now or hereafter promulgated from time to time by Landlord for the care and use of the Premises and the Building and the parking areas and facilities serving the Building, including but not limited to rules and regulations relating to the conservation of energy and the initial Rules and Regulations set forth at www.hobbsbrook.com. In no event may Landlord's rules and regulations derogate from Tenant's rights under this Lease (such rights to be interpreted consistently with standards for a first-class suburban office building in Boston, Massachusetts).

        Landlord agrees to reasonably consider Tenant's reasonable requests with respect to any proposed security plan for the Building and the Hobbs Brook Office Park, except that Landlord agrees that any security plan implemented in the Building shall be comparable to security plans for other first-class, multi-tenant office buildings in the Boston, Massachusetts "Metro-West" area, and shall include closed circuit television monitoring of and roving security patrols in the Hobbs Brook Office Park on a twenty-four hour basis, an escort service for Tenant's employees to their automobiles after the Hours of Operation, and a main lobby desk in the Building that will include adequate security equipment, including a phone and security monitoring equipment and sign-in procedures for visitors and identification cards for tenants of the Building. Landlord may make reasonable changes to any security plan for the Building from time to time, provided that such modified security plan shall be comparable to security plans for other first-class, multi-tenant office buildings in the Boston, Massachusetts "Metro-West" area.

        5.5    INDEMNIFICATION AND INSURANCE

          5.5.1    INDEMNIFICATION.    Tenant shall save Landlord, its mortgagees and its direct and indirect owners, and the managers, directors, officers, trustees, agents, employees, property management companies, attorneys, and independent contractors of any of the foregoing (collectively, the "Indemnitees") harmless and indemnified (and shall defend the Indemnitees with counsel reasonably approved by the Indemnitees) against any claim, loss or cost, whether in law or equity, and/or arising in whole or in part out of any injury, loss, theft or damage to any person or property while on or in the Premises, or out of any condition within the Premises, to the extent not due to the negligence or willful misconduct of the Indemnitees, and to any person or property anywhere occasioned by any act, omission, neglect or default of Tenant or of employees, agents, managers, officers, directors, members, trustees, independent contractors or invitees of Tenant or any person acting under Tenant. In addition to the foregoing, if any person not a party to this Lease shall institute any other types of action against Tenant in which Indemnitees involuntarily and/or without cause, shall be made a party defendant(s), then Tenant shall indemnify, hold harmless and defend indemnitees (with counsel reasonably approved by Indemnitees) from all liabilities by reason thereof. This indemnity shall not require payment as a condition precedent to recovery. Tenant shall pay all costs and expenses including reasonable attorneys' fees associated with enforcement of the provisions of this Section 5.5.1.

        Landlord shall save Tenant, its directors, managers, officers, trustees, agents, and employees (collectively, the "Tenant Indemnitees") harmless and indemnified (and shall defend the Tenant Indemnitees with counsel reasonably approved by the Tenant Indemnitees) against any claim, loss or cost, whether in law or equity, arising out of any injury, loss, theft or damage to any person or property while on or in the Premises or the common areas of the Building, if due to the negligence or willful misconduct of the Landlord or any Indemnitees.

        The provisions of this Section 5.5.1 shall survive the expiration or earlier termination of this Lease.

          5.5.2    INSURANCE    Throughout the Term (and such further time as Tenant or any person claiming through Tenant occupies any part of the Premises) Tenant shall maintain in a responsible company or companies licensed in the state in which the Building is located and approved by Landlord, commercial liability insurance in form reasonably satisfactory to Landlord, written on an occurrence basis, insuring Landlord, its managing agent and its lenders as additional insureds, and Tenant, as their respective interests may appear, against all claims, demands or actions for injury, death, and property damage in amounts not less than those specified in Section 1.1 (as such amounts may, from time to time, be reasonably increased by Landlord; provided that any such increases shall not be in excess of increases required for comparable tenants in the Hobbs Brook Office Park). All insurance to be maintained by Tenant under this Section 5.5.2 shall provide that it will not be subject to cancellation, termination, or change except after at least thirty (30) days' prior written notice to the Indemnitees and other parties designated by Landlord. The policy or policies or a duly executed Evidence of Insurance (ACCORD Form 27) for the same (together with satisfactory evidence of the payment of the premium thereon if requested by Landlord) shall be deposited with Landlord and other parties designated by Landlord at the beginning of the Term and, upon renewals of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to comply with any of the foregoing requirements, within thirty (30) days after notice to Tenant of such failure Landlord may obtain such insurance on behalf of Tenant and may keep the same in effect, and Tenant shall pay Landlord, as Additional Rent, the premium cost thereof upon demand. Landlord's ability to pursue claims with respect to Tenant's insurance described in this Section 5.5.2 shall survive the expiration of the Term or earlier termination of this Lease.

        5.6    TENANT'S PROPERTY

        All furnishings, fixtures, equipment, effects and property of Tenant and of all persons claiming through Tenant which from time to time may be on the Premises or elsewhere in the Building or in transit thereto or therefrom shall be at the sole risk of Tenant and shall be kept insured by Tenant throughout the term at Tenant's expense and in prudent amounts, and if the whole or any part thereof shall be destroyed or damaged by fire, explosion, water leakage, rupture of water pipes or other Building equipment or facilities, or resulting from dampness, or by theft or from any other cause whatsoever in the Building, no part of said loss or damage is to be charged to or be borne by Landlord. The parties acknowledge that damage or destruction may result from acts of cleaning personnel and employees of other independent contractors of Landlord working in and around the Premises and that Tenant shall bear the risk and cost thereof unless Landlord has been grossly negligent in the selection or retention of such persons. The foregoing shall not serve as a waiver or release of any claims that Tenant may have directly against any such third-party persons or companies responsible for such damage, loss or destruction.

        5.7    ENTRY FOR REPAIRS AND INSPECTIONS

        Tenant shall permit Landlord and its agents to enter and examine the Premises at reasonable times and upon reasonable advance notice (except in case of emergency) and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary or desirable, to remove at Tenant's expense any alterations, additions, signs or the like not consented to in writing, and to show the Premises to prospective tenants during the nine (9) months preceding the expiration of the Term and to prospective purchasers and mortgagees at all times. In case of an emergency in the Premises or in the Building, Landlord or its representative may enter the Premises (forcibly, if necessary) at any time to take such measures as may be needed to deal with such emergency.

        5.8    ASSIGNMENT, SUBLETTING

        Tenant, voluntary or involuntarily, shall not assign this Lease, or sublet, license, mortgage or otherwise encumber or convey the Premises or any portion thereof, or permit the occupancy of all or any portion of the Premises other than by the Tenant (all or any of the foregoing actions are referred to as "Transfers") and all or any of assignees, transferees, licensees, and other such parties are referred to as "Transferees") without obtaining, on each occasion, the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any Transfer without such consent shall be null and void and of no effect whatsoever. Notwithstanding the provisions of this Section 5.8, this Lease may be assigned, or the Premises may be sublet, in whole or in part, after prior notice to Landlord but without consent of the Landlord and without any termination right of the Landlord being applicable thereto, (i) to any corporation or other entity into or with which Tenant may be merged or consolidated or to any corporation or entity to which all or substantially all of the Tenant's assets will be transferred, or (ii) to any corporation which is an affiliate, subsidiary, parent or successor of Tenant, provided in all such cases the surviving corporation or entity (which, in the event of a merger, shall mean the combined post-merger entity) shall provide reasonable evidence that it has a creditworthiness at least equal to the net worth of Tenant as of the date of this Lease (which, with respect to an affiliate or subsidiary of Tenant, shall mean the creditworthiness of such Transferee either on its own or in combination with Tenant so long as Tenant remains liable under this Lease pursuant to the terms hereof) and shall agree in writing with the Landlord to be bound by all of the terms and conditions of this Lease (all of the foregoing being referred to as a ("Permitted Transfer"). Landlord will not be unreasonable in withholding its consent to a Transfer to any of the following: (i) a tenant in the Building; (ii) any party with whom Landlord or any affiliate of Landlord is then negotiating with respect to space in the Building; or (iii) any party which would be of such type, character or condition as to be inappropriate, in Landlord's reasonable judgment, as a tenant for a first class office building. Tenant's request for consent to a Transfer shall include a copy of the proposed Transfer instrument together with a statement of the proposed Transfer in detail satisfactory to Landlord, together with reasonably detailed financial, business and other information about the proposed Transferee. If Tenant makes a Transfer hereunder, and if the aggregate rent and other charges payable to Tenant under and in connection with such Transfer (including without limitation any amounts paid for leasehold improvements or on account of Tenant's costs associated with such Transfer) exceed the sum of (x) Rent and other charges paid hereunder with respect to the space in question and (y) Tenant's reasonable out-of-pocket costs to procure the Transfer (including without limitation tenant improvement costs, attorneys' fees, brokers' commissions, tenant allowances, free rent allowances and costs paid to Landlord) amortized on a straight-line basis over the Term of the Transfer, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of the amount of such excess. If the amount of rent and other charges payable under a Transfer is not readily ascertainable, then Landlord and Tenant shall mutually and reasonably agree upon the amount of such rent and other charges.

        Tenant shall pay to Landlord, as Additional Rent, Landlord's reasonable legal fees and other expenses incurred in connection with any proposed Transfer, including fees for review of documents and investigations of proposed Transferees (provided, however, that such fees and expenses shall not exceed Two Thousand Dollars ($2,000) for any single proposed Transfer). Notwithstanding any such Transfer, the original Tenant named herein shall remain directly and primarily obligated under this Lease.

        If Tenant enters into any Transfer including a Permitted Transfer with respect to the Premises (or any part thereof), such Transferee shall be liable, jointly and severally, with Tenant, to the extent of the obligation undertaken by or attributable to such Transferee, for the performance of Tenant's agreements under this Lease (including payment of Rent under the Transfer), and every Transfer shall so provide, without relieving or modifying Tenant's liability hereunder. The foregoing provision shall be self-operative, but in confirmation thereof, such Transferee shall execute and deliver such instruments as may be reasonably required by Landlord to acknowledge such liability. Landlord may, after a default by Tenant under this Lease that continues after the expiration of applicable notice and cure periods, collect Rent from the Transferee and apply the net amount collected to the Rent and other charges hereunder, but no such assignment or collection shall be deemed a waiver of the provisions of this Section 5.8, or the acceptance of the Transferee as a tenant, or a release of Tenant from direct and primary liability for the further performance of Tenant's covenants hereunder. The consent by Landlord to a particular Transfer shall not relieve Tenant from the requirement of obtaining the consent of Landlord to any further Transfer.

        5.9    ALTERATIONS

        Tenant shall make no alterations, additions or improvements to the Premises (any of the foregoing being "Tenant Work") without the prior written consent of Landlord and only in accordance with the requirements of this Lease and Landlord's rules and regulations under Section 5.4. Notwithstanding the foregoing, after notice to Landlord but without any requirement for Landlord's consent, Tenant may (x) repaint and install carpet in the Premises, (y) perform cosmetic or decorative alterations in the Premises and (z) perform other alterations that do not affect the Building's structure or base building systems and that cost no more than Ten Thousand Dollars $10,000 in the aggregate for a single project, provided that in all such instances such alterations are made in accordance with the requirements of this Lease (other than the requirement of obtaining Landlord consent), including without limitation this Section 5.9. Tenant shall obtain all state, local and other necessary permits before undertaking any such alterations, additions or improvements and shall carry such insurance (naming Landlord, its managing agent and lenders as additional insureds) and, if the reasonably estimated aggregate cost of any single project is more than $100,000, obtain such payment, performance and lien bonds as Landlord shall require. Prior to commencing work, Tenant's contractors shall provide certificates of insurance to Landlord evidencing that such contractors have sufficient insurance to complete the portion of the Tenant Work for which they are responsible, in such form and amounts as may be reasonably approved by Landlord in advance. Any alterations, additions and improvements to the Premises, except furniture, equipment and trade fixtures of Tenant, shall belong to Landlord. Except as otherwise expressly provided in this Lease, all alterations, additions and improvements to the Premises shall be at Tenant's sole cost. Tenant shall pay, when due, the entire cost of all Tenant Work so that the Premises shall always be free of liens for labor or materials. If any mechanic's lien (which term shall include all similar liens relating to the furnishing of labor and materials) is filed against the Building which is claimed to be attributable to Tenant, its agents, employees, contractors, or persons working under Tenant's direction or control, then Tenant shall give Landlord immediate notice of such lien and shall discharge the same by payment or filing any necessary bond within fifteen (15) days after Tenant has notice (from any source) of such lien. Landlord may, as a condition of its approval of any Tenant Work if the reasonably estimated aggregate cost of any single project is more than $100,000, require Tenant to deposit with Landlord a bond, letter of credit or other similar security in the amount of Landlord's reasonable estimate of the value of such Tenant Work securing Tenant's obligations to make payments for such Tenant Work. Landlord's approval of the construction documents shall signify Landlord's consent to the work shown thereon only and Tenant shall be solely responsible for any errors or omissions contained therein. Landlord's approvals under this Section 5.9 shall not be unreasonably withheld or delayed.

        5.10    SURRENDER

        At the expiration of the Term or earlier termination of this Lease, without the requirement of any notice, Tenant shall peaceably surrender the Premises including all alterations and additions thereto and all replacements thereof, including carpeting, any water or electricity meters, and all fixtures and partitions, in any way bolted or otherwise attached to the Premises (which shall become the property of Landlord) except for such alterations and additions as Landlord has directed Tenant to remove when Tenant requested Landlord's approval for such alterations and additions (other than cabling, which Tenant shall always be required to remove on or before the day that is fifteen (15) Business Days after the expiration or earlier termination of this Lease), and Tenant shall leave the Premises and improvements in the condition in which the same are required to be maintained under Section 5.1, subject to reasonable wear and tear. Tenant shall, at the time of termination, remove the goods, effects and trade fixtures which Tenant is directed or permitted to remove in accordance with the provisions of this Section 5.10, making any repairs to the Premises and other areas necessitated by such removal and leaving the Premises in the condition otherwise required by this Section 5.10. Should Tenant fail to remove any of such goods, effects, and trade fixtures within ten (10) days after notice by Landlord, the same shall be deemed abandoned by Tenant and may be disposed of by Landlord at Tenant's expense. In the event that Landlord terminates this Lease pursuant to Section 7.1 and re-enters and possesses the Premises in accordance with the terms of this Lease then Landlord may, without notice, store Tenant's personal property (and those of any person claiming under Tenant) at the expense and risk of Tenant or, if Landlord so elects, Landlord may sell such personal property in accordance with the previous sentence and apply the net proceeds to the earliest of installments of Rent or other charges owing Landlord.

        5.11    PERSONAL PROPERTY TAXES

        Tenant shall pay promptly when due all taxes (and charges in lieu thereof) imposed upon Tenant's personal property in the Premises, (including, without limitation, fixtures and equipment), no matter to whom assessed. If the Tenant Work to the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements in other space in the Building are assessed, then the real property taxes and assessment levied against Landlord by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be paid promptly when due. If the records of the tax assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant Work are assessed at a higher valuation, such records shall be binding on both Landlord and Tenant; otherwise the actual cost of construction shall be the basis for such determination.

        5.12    SIGNS

        No sign, name, placard, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted or affixed by Tenant on any part of the Building without the prior written approval of Landlord, which consent shall not be unreasonably withheld. All signs or letterings on doors, or otherwise, approved by Landlord, shall be inscribed, painted or affixed by a person reasonably approved by Landlord and at the sole cost and expense of Tenant. Notwithstanding the foregoing, (x) Landlord will install initial signage identifying Tenant in Building standard size in the main lobby of the Building and at the entry to the Premises at Landlord's expense and (y) Tenant shall have the right to install an exterior sign with its company logo on the top of the South Parking Garage facility in the Hobbs Brook Office Park, at Tenant's expense, subject to Landlord's prior reasonable approval of the design and location of such sign and subject to compliance with all applicable legal requirements and the terms and provisions of this Lease. Tenant shall keep such exterior sign in good condition and repair at Tenant's expense. So long as Tenant is occupying the Premises, no other signage shall be placed on the top of the South Parking Garage facility. In the event of any Transfer by Tenant (including a Permitted Transfer), such Transferee's exterior signage rights pursuant to this Section 5.12 shall be terminated, and Tenant shall remove Tenant's exterior signage at Tenant's expense. In the event that (x) Tenant is leasing more than 100,000 rentable square feet of space in the Hobbs Brook Office Park and (y) Novell, Inc. (or its successors or its signs) no longer has signage rights on the exterior of the Building, then Tenant shall have the right, pursuant to the provisions of this Section 5.12, to install a replacement sign in the current location of Novell, Inc.'s sign.

ARTICLE VI

CASUALTY AND TAKING

        6.1    DAMAGE BY FIRE OR CASUALTY

        If the Premises or any part thereof shall be damaged by fire or other insured casualty, then, subject to the last paragraph of this Section 6.1, Landlord shall proceed with diligence, subject to then applicable statutes, building codes, zoning ordinances and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee of the Building) to repair or cause to be repaired all damage to the Premises and the Building (except for damage to leasehold improvements installed by Tenant without notice to and, if required by this Lease, approval by Landlord). All such repairs made necessary by any act or omission of Tenant shall be made at the Tenant's expense to the extent that the cost of such repairs does not exceed the deductible amount in Landlord's insurance policy. All repairs to and replacements of property which Tenant is entitled to remove shall be made by and at the expense of Tenant. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the Annual Fixed Rent and Additional Rent or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated until the Premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicable to the condition in which they were immediately prior to such fire or other casualty. Landlord shall not be liable for delays in the making of any such repairs which are due to Force Majeure, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

        Between thirty (30) and sixty (60) days after any casualty, Tenant may inquire of Landlord as to Landlord's estimate of the time period necessary to complete repair of the Premises. Within thirty (30) days after such inquiry, Landlord shall provide Tenant with Landlord's architect's good faith estimate of the time to complete such repairs and if such estimate (which shall be non-binding) shall be more than one hundred eighty (180) days from the date of the casualty, then Tenant may terminate this Lease by notice given to Landlord within thirty (30) days after Tenant's delivery of Landlord's architect's estimate.

        If Landlord fails to commence repairs as soon as is reasonably practicable after such damage, and such failure is not due to Force Majeure, and in any event if Landlord does not commence to perform its restoration obligations within sixty (60) days of the casualty, Tenant may elect to terminate this Lease by notice to Landlord. If Landlord, having commenced such repair, has not completed the repair of such damage by the later of (i) one hundred eighty (180) days from the occurrence of such damage, or (ii) the date given in any Landlord's architect's repair period estimate under the prior paragraph (the later of such dates is referred to below as the "Outside Restoration Date"), Tenant may elect to terminate this Lease by notice to Landlord within twenty (20) days of the Outside Restoration Date, the termination to be effective not less than thirty (30) days after the date on which such termination notice is received by Landlord. The Outside Restoration Date shall be extended for up to ninety

(90) days on account of delays caused by Force Majeure. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing the damage, however if the delays continue more than sixty (60) days beyond the initial Outside Restoration Date, Tenant may elect to terminate this Lease in the manner provided above.

        If (i) the Premises are so damaged by fire or other casualty (whether or not insured) at any time during the last thirty (30) months of the Term (provided that, if at such time any extension option remains under Section 2.4.1, then Tenant may exercise such extension option at such time to extend the Term past such thirty (30) month period), that the cost to repair such damage is reasonably estimated to exceed one-third of the total Annual Fixed Rent payable hereunder for the period from the estimated completion date of repair until the end of the Term, (ii) at any time the Building (or any portion thereof, whether or not including any portion of the Premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building (or a portion thereof) shall in Landlord's reasonable judgment be required, or (iii) at any time damage to the Building occurs by fire or other insured casualty and any mortgagee shall refuse to permit insurance proceeds to be utilized for the repair or replacement of such property and Landlord determines not to repair such damage, then and in any of such events, this Lease and the Term hereof may be terminated at the election of Landlord (provided that at such time Landlord is in the process of terminating the leases of any tenants that are similarly situated with Tenant) by a notice from Landlord to Tenant within sixty (60) days, or such longer period as is required to complete arrangements with any mortgagee regarding such situation, following such fire or other casualty; the effective termination date pursuant to such notice shall be not less than thirty (30) days after the day on which such termination notice is delivered to Tenant. In the event of any termination, the Term shall expire as though such effective termination date were the date originally stipulated in Section 1.1 for the end of the Term and the Annual Fixed Rent and Additional Rent for Operating Expenses and Taxes shall be apportioned as of such date.

        If during the last twelve (12) months of the Term there is a fire or other casualty (whether or not insured) that (x) results in more than fifty percent (50)% of the Premises being untenantable and (y) will require, in Landlord's reasonable judgment, more than forty-five (45) days to repair, then Tenant shall have the right to terminate this Lease by written notice to Landlord given within thirty (30) days following the casualty. The termination shall be effective as of the date of Landlord's receipt of such written notice.

        6.2    CONDEMNATION—EMINENT DOMAIN

        In case during the Term all or any substantial part of the Premises or the Building (and such taking of the Building materially and adversely affects Tenant's occupancy of or access to the Premises) are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord's election (provided that at such time Landlord is in the process of terminating the leases of any tenants that are similarly situated with Tenant), which may be made (notwithstanding that Landlord's entire interest may have been divested) by notice given to Tenant within ninety (90) days after the election to terminate arises, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than fifteen (15) nor more than thirty (30) days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such taking, subject, however, to the following provisions. If in any such case the Premises are rendered unfit for use and occupation and this Lease is not terminated, Landlord shall use reasonable diligence (following the expiration of the period in which Landlord may terminate this Lease pursuant to the foregoing provisions of this Section 6.2) to put the Premises, or what may remain thereof (excluding any items installed or paid for by Tenant which Tenant may be required to remove pursuant to Section 5.10), into proper condition for use and occupation and a just proportion of the Annual Fixed Rent and Additional Rent for Operating Expenses and Taxes according to the nature and extent of the injury shall be abated until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent and Additional Rent for Operating Expenses and Taxes shall be abated for the remainder of the Term.

        If the taking of a part of the Premises or the Building substantially and adversely interferes with Tenant's ability to continue its business operations then Tenant may terminate this Lease on written notice to Landlord given not more than thirty (30) days after such taking and effective on the earlier of: (i) the date when title vests; (ii) the date Tenant is dispossessed by the condemning authority; or (iii) sixty (60) days following notice to Tenant of the date when vesting or dispossession is to occur.

        6.3    EMINENT DOMAIN AWARD

        Except for Tenant's relocation expenses and any unamortized costs of tenant improvements that are paid for by Tenant (each specifically so designated by the court or authority having jurisdiction over the matter) Landlord reserves to itself any and all rights to receive awards made for damages to the Premises, the Building or the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request, hereby irrevocably designating and appointing Landlord as its attorney-in-fact to execute and deliver in Tenant's name and behalf all such further assignments thereof.

ARTICLE VII

DEFAULT

        7.1    TERMINATION FOR DEFAULT OR INSOLVENCY

        This Lease is upon the condition that:

  (1)
  if Tenant shall fail to perform or observe any of Tenant's covenants, and if such failure shall continue, (a) in the case of Rent or any sum due Landlord hereunder, for more than three (3) Business Days after notice, or (b) in any other case, after notice, for more than thirty (30) days (provided that if correction of any such matter reasonably requires longer than thirty (30) days and Tenant so notifies Landlord within twenty (20) days after Landlord's notice is given together with an estimate of time required for such cure, Tenant shall be allowed such longer period, but only if cure is begun and diligently pursued within such thirty (30) day period and such delay does not cause increased risk of damage to person or property), or

  (2)
  if two (2) or more notices under clause (1) hereof are given in any twelve month period (failure to pay Rent or any other sum for more than three (3) Business Days after the particular due date shall have the same effect under this clause (2) as such a notice), or

  (3)
  if the leasehold hereby created shall be taken on execution, or by other process of law, or if any assignment shall be made of Tenant's property or the property of any guarantor of Tenant's obligations hereunder ("Guarantor") for the benefit of creditors, or

  (4)
  if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's or the Guarantor's property and such appointment is not discharged within sixty (60) days thereafter or if a petition including, without limitation, a petition for reorganization or arrangement is filed by Tenant or the Guarantor under any bankruptcy law or is filed against Tenant or the Guarantor and, in the case of a filing against Tenant only, the same shall not be dismissed within sixty (60) days from the date upon which it is filed, then, and in any of said cases (1) - (4), Landlord may, immediately or at any time thereafter, elect to terminate this Lease by notice of termination, by entry, or by any other means available under law and may recover possession of the Premises as provided herein.

        Upon termination by notice, by entry, or by any other means available under law, Landlord shall be entitled immediately, in the case of termination by notice or entry, and otherwise in accordance with the provisions of law to recover possession of the Premises from Tenant and those claiming through or under the Tenant. Such termination of this Lease and repossession of the Premises shall be without prejudice to any remedies which Landlord might otherwise have for arrears of Rent or for a prior breach, violation or default of the provisions of this Lease.

        Tenant waives any statutory notice to quit and equitable rights in the nature of further cure or redemption, and Tenant agrees that upon Landlord's termination of this Lease Landlord shall be entitled to re-entry and possession in accordance with the terms hereof. Tenant further agrees that it shall not interpose any counterclaim in any summary proceeding or in any action based in whole or in part on non-payment of Rent unless the counterclaim is a compulsory counterclaim that must be alleged in the same proceeding.

        7.2    REIMBURSEMENT OF LANDLORD'S EXPENSES

        In the case of termination of this Lease pursuant to Section 7.1, Tenant shall reimburse Landlord for all reasonable expenses arising out of such termination, including without limitation, all reasonable costs incurred in collecting amounts due from Tenant under this Lease (including attorneys' fees, costs of litigation and the like); all expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, Tenant's allowances, costs of preparing space, maintaining or preserving the Premises after Tenant default, and the like); all of Landlord's then unamortized costs of special inducements provided to Tenant (including without limitation Rent holidays, Rent waivers, above building standard leasehold improvements and the like) and all Landlord's other reasonable expenditures necessitated by the termination. The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination. The provisions of this Section 7.2 shall survive the expiration or earlier termination of this Lease.

        7.3    DAMAGES

        In the event of the termination of this Lease by Landlord, Landlord may elect by written notice to Tenant within one year following such termination to be indemnified for loss of Rent by a lump sum payment representing the then present value of the amount of Rent which would have been paid in accordance with this Lease for the remainder of the Term minus the then present value of the aggregate fair market rent and Additional Rent payable for the Premises for the remainder of the Term (if less than the Rent payable hereunder), estimated as of the date of the termination, and taking into account reasonable projections of vacancy and time required to re-lease the Premises. (For the purposes of calculating the Rent which would have been paid hereunder for the lump sum payment calculation described herein, the last full year's Additional Rent under Section 2.6 is to be deemed constant for each year thereafter. The Federal Reserve discount rate (or equivalent) shall be used in calculating present values.) Should the parties be unable to agree on a fair market rent, the matter shall be submitted, upon the demand of either party, to the Boston, Massachusetts office of the American Arbitration Association, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be an MAI appraiser with at least ten years experience as an appraiser of major office buildings in the Greater Boston, Massachusetts "Metro-West" area. The parties agree that a decision of the arbitrator shall be conclusive and binding upon them. Should Landlord fail to make the election provided for in this Section 7.3, Tenant shall indemnify Landlord for the loss of Rent by a payment at the end of each month which would have been included in the Term, representing the difference between the Rent which would have been paid in accordance with this Lease (Annual Fixed Rent under Section 2.5, and Additional Rent which would have been payable under Section 2.6 to be ascertained monthly) and the Rent actually derived from the Premises by

Landlord for such month (the amount of Rent deemed derived shall be the actual amount less any portion thereof attributable to Landlord's reletting expenses described in Section 7.2 which have not been reimbursed by Tenant thereunder).

        All rights and remedies of Landlord under this Section 7.3 and elsewhere in this Lease shall be distinct, separate and cumulative, and none shall exclude any other right or remedy of Landlord set forth in this Lease or allowed by law or in equity. Tenant's obligations under this Section 7.3 shall survive the expiration or earlier termination of the Term.

        7.4    MITIGATION

        In the event the Lease is terminated pursuant to Section 7.1 and Tenant vacates the Premises, Landlord shall, subject to the provisions of this Section 7.4, use reasonable efforts to relet the Premises and collect the sums due to Landlord as a result of such reletting; provided, however, that any obligation imposed by law upon Landlord to relet the Premises shall be subject to the right of Landlord and its affiliates to lease other available space in the Hobbs Brook Office Park prior to reletting the Premises and to lease the Building in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like.

        7.5    CLAIMS IN BANKRUPTCY

        Nothing herein shall limit or prejudice the right of Landlord to prove and obtain in a proceeding for bankruptcy, insolvency, arrangement or reorganization, by reason of the termination, an amount equal to the maximum allowed by a statute or law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount is greater to, equal to, or less than the amount of the loss or damage which Landlord has suffered.

        7.6    INTEREST ON UNPAID AMOUNTS

        If any payment of Annual Fixed Rent, Additional Rent, or other payment due from Tenant to Landlord is not paid when due(subject to any applicable notice and cure periods), then without notice and in addition to all other remedies hereunder, Tenant shall pay to Landlord interest on such unpaid amount at the rate of twelve percent (12%) per annum; provided, however, in no event shall such interest exceed the maximum amount permitted to be charged by applicable law.

        7.7    LATE FEE

        If any payment of Annual Fixed Rent, Additional Rent, or other payment due from Tenant to Landlord is not paid within five (5) days after notice from Landlord that the same is due, then Landlord may, at its option, in addition to all other remedies hereunder, impose a late charge on Tenant equal to five percent (5%) of the amount in question, which late charge will be due within ten (10) days after such notice as Additional Rent; provided, however, that if more than one such five (5) day notice under this Section 7.7 is given by Landlord within any twelve (12) month period, then Landlord may impose such late charge without providing such a notice (but subject to any applicable notice and cure periods).

        7.8    RESERVED.

        7.9    RESERVED.

        7.10    WAIVER OF TRIAL BY JURY

        LANDLORD AND TENANT AGREE THAT TO EXTENT PERMITTED BY LAW, EACH SHALL AND HEREBY DOES WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE

RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES AND/OR EMERGENCY OR STATUTORY REMEDY.

ARTICLE VIII

MISCELLANEOUS

        8.1    HOLDOVER

        If Tenant remains in the Premises after the termination or expiration of the Term, such holding over shall be as a tenant at sufferance at a rent equal to one and one-half (1 1/2) times the Annual Fixed Rent due hereunder for the last month of the Term during the first thirty (30) days after the termination or expiration of the Term, and after such thirty (30) day period such rent shall be equal to the greater of one and one-half (1 1/2) times (i) the Annual Fixed Rent due hereunder for the last month of the Term and (ii) the fair market rent for the Premises, and otherwise subject to all the covenants and conditions (including obligations to pay Additional Rent under Section 2.6) of this Lease. Notwithstanding the foregoing, if Landlord desires to regain possession of the Premises after the termination or expiration hereof, Landlord may, at its option, re-enter and take possession of the Premises or any part thereof at any time thereafter or by any legal process in force in the state in which the Premises are located.

        Notwithstanding the establishment of any tenancy at sufferance following the expiration or earlier termination of the Term, if Tenant fails to vacate the Premises within thirty (30) days after the expiration or earlier termination of the Term, Tenant shall save Landlord harmless, indemnify and defend Landlord against any claim, loss, cost or expense (including reasonable attorneys' fees by counsel of Landlord's choice and consequential damages) arising out of Tenant's failure promptly to vacate the Premises (or any portion thereof).

        8.2    ESTOPPEL CERTIFICATES

        At either party's request, from time to time, the other party agrees to execute and deliver to the requesting party, within ten (10) days after delivery of such request, a certificate which acknowledges the dates on which the Term begins and ends, tenancy and possession of the Premises and recites such other facts concerning any provision of the Lease or payments made under the Lease which the requesting party or a mortgagee or lender or a purchaser or prospective purchaser of the Building or any interest therein or any other party may from time to time reasonably request. Tenant acknowledges that the execution and delivery of such certificates in connection with a financing or sale in a prompt manner constitute requirements of Landlord's financing and/or property dispositions. Without limitation of the foregoing, Tenant agrees to execute whatever other instruments may be reasonably required by the first mortgagee or junior mortgagee to acknowledge such tenancy in recordable form, within ten (10) Business Days after request therefor, correcting as appropriate any representations which are not then correct.

        8.3    NOTICE

        Any notice, approval, consent and other like communication hereunder from Landlord to Tenant or from Tenant to Landlord shall be effective only if given in writing and shall be deemed duly delivered if (i) hand delivered with a receipt for delivery or a refusal to accept delivery, (ii) mailed by prepaid certified or registered mail, return receipt requested, or (iii) delivered by a national overnight delivery service, receipt confirmed. If requested, Tenant shall send copies of all such notices in like manner to Landlord's mortgagees and any other persons having an interest in the Premises and designated by Landlord. Any notice so addressed shall be deemed duly delivered on the third Business Day following the day of mailing if so mailed by registered or certified mail, return receipt requested, whether or not accepted, or on the date of delivery if hand delivered or sent by overnight delivery service. Communications to Tenant shall be addressed to Tenant's Authorized Representative at the Original Address of Tenant set forth in Section 1.1 prior to the Term Commencement Date and thereafter at the Premises. Communications to Landlord shall be addressed to the Landlord's Address, and a copy of all notices shall be sent to Landlord's attorneys, Chief Legal Officer, Hobbs Brook Management LLC, P.O. Box 54929, 225 Wyman Street, Waltham, Massachusetts 02454-9249 and Richard D. Rudman, Esq., DLA Piper Rudnick Gray Cary US LLP, One International Place, 21st Floor, Boston, Massachusetts 02110. Either party may from time to time designate other addresses within the continental United States by notice to the other.

        8.4    LANDLORD'S RIGHT TO CURE

        At any time and without notice, Landlord may, but need not, cure any failure by Tenant to perform its obligations under this Lease which failure continues after the expiration of any applicable notice and cure periods under this Lease. Whenever Landlord chooses to do so, Tenant shall pay all costs and expenses incurred by Landlord in curing any such failure, including, without limitation, reasonable attorneys' fees together with an administrative charge equal to ten percent (10%) of such costs and expenses and interest as provided in Section 7.6.

        8.5    SUCCESSORS AND ASSIGNS

        This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such Transferees of Tenant as are permitted hereunder. The term "Landlord" means the original Landlord named herein, its successors and assigns. The term "Tenant" means the original Tenant named herein and its permitted successors and assigns.

        8.6    BROKERAGE

        Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease or any other space in the Building or office park of which the Building is a part, except for any broker designated in Section 1.1. Tenant covenants to pay, hold harmless, indemnify and defend Landlord from and against any and all claims, costs, expense or liability (including reasonable attorneys' fees by counsel of Landlord's choice) for any compensation, commissions and charges claimed by any broker or agent other than any such broker designated in Section 1.1 with respect to this Lease or the negotiation thereof arising from a breach of the foregoing warranty by Tenant. Landlord warrants that it has had no dealings with any broker or agent in connection with this Lease, except for any broker designated in Section 1.1. Landlord covenants to pay, hold harmless, indemnify and defend Tenant from and against any and all claims, costs, expense or liability (including reasonable attorneys' fees by counsel of Tenant's choice) for any compensation, commissions and charges claimed by any broker or agent other than any such broker designated in Section 1.1 with respect to this Lease or the negotiation thereof arising from a breach of the foregoing warranty by Landlord. Landlord shall be responsible for payment of any brokerage commission to any broker designated in Section 1.1.

        8.7    WAIVER

        The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, or, with respect to such failure of Landlord, any of the Rules and Regulations referred to in Section 5.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant of the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Annual Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

        8.8    ACCORD AND SATISFACTION

        No acceptance by Landlord of a lesser sum than the Annual Fixed Rent and Additional Rent then due shall be deemed to be other than on account of the earliest installment of such Rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy provided in this Lease. The delivery of keys to Landlord shall not operate as a termination of this Lease or a surrender of the Premises.

        8.9    REMEDIES CUMULATIVE

        The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants or conditions of this Lease or to a decree compelling specific performance of any such covenants or conditions.

        8.10    PARTIAL INVALIDITY

        If any term of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

        8.11    WAIVERS OF SUBROGATION

        Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation and/or recovery against the other party for any injury or loss due to hazards which are actually insured by such party or are required to be insured under this Lease. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards which are the subject of insurance under the Lease or are required to be insured under this Lease. For the purposes of this Section 8.11, "Landlord" shall include its mortgagees, agents, employees, managers and/or management companies, officers, directors, attorneys, trustees, independent contractors, and invitees.

        8.12    ENTIRE AGREEMENT

        This Lease contains all of the agreements between Landlord and Tenant with respect to the Premises and supersedes all prior writings and dealings between them with respect thereto.

        8.13    NO AGREEMENT UNTIL SIGNED

        The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease and no legal obligations shall arise with respect to the Premises or other matters herein until this Lease is executed and delivered by Landlord and Tenant.

        8.14    TENANT'S AUTHORIZED REPRESENTATIVE

        Tenant designates the person named from time to time as Tenant's Authorized Representative to take all acts of Tenant hereunder. Landlord may rely on the acts of such Authorized Representative without further inquiry or evidence of authority. Tenant's Authorized Representative shall be the person so designated in Section 1.1 and such successors as may be named from time to time by the then current Tenant's Authorized Representative or by Tenant's president.

        8.15    NOTICE OF LEASE

        Landlord and Tenant agree not to record this Lease. If appropriate, both parties will, at the request of either, execute, acknowledge and deliver a Notice of Lease and a Notice of Termination of Lease Term, each in recordable form. Such notices shall contain only the information required by law for recording. Upon termination of this Lease, Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact (which appointment shall survive the expiration of the Term or earlier termination of the Term) with full power of substitution to execute, acknowledge and deliver a notice of termination of lease on Tenant's name if Tenant fails to do so within ten (10) days after request therefor.

        8.16    TENANT AS BUSINESS ENTITY

        Tenant warrants and represents that (a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (c) to Tenant's actual knowledge, Tenant is in compliance with all laws and orders of public authorities applicable to Tenant; (d) Tenant has duly executed and delivered this lease; (e) the execution, delivery and performance by Tenant of this Lease (i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) to Tenant's actual knowledge, will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of Tenant's property, except by the provisions of this Lease; (f) the Lease is a valid and binding obligation of Tenant in accordance with its terms; (g) Tenant's Federal Taxpayer Identification Number is 04-2151044; and (h) Tenant, as a major part of its business, (x) does not lease or sell data processing equipment, or typewriting, photocopying or other products similar to the products sold by I.B.M., or manufacture, lease or sell parts or supplies similar to the products manufactured by I.B.M. for such equipment or products, or furnish services therefor, including programming, engineering, repair or maintenance; (y) does not offer training in the use, repair or application of such equipment or products or any of them or provide consulting services or advice in the use or application of such equipment or products; (z) does not provide data processing services; and shall not permit the Premises to be occupied by an occupant who conducts any of the foregoing items listed as (x)-(z) as a major part of its business. Tenant agrees that breach of the foregoing warranty and representation (other than the provisions of the foregoing clause (h)) shall at Landlord's election be a default under this Lease for which there shall be no cure. This warranty and representation shall survive the expiration or earlier termination of the Term.

        8.17    RESERVED.

        8.18    FINANCIAL STATEMENTS

        Tenant shall furnish to Landlord, within fifteen (15) days after Landlord's request (but not more than on one occasion per year), an accurate, up-to-date, audited if available, finance statement of Tenant and Guarantor showing Tenant's, and each Guarantor's, financial condition for the preceding fiscal year. If no audited financial statement is prepared, such statement will be certified by the CFO or Treasurer of Tenant or Guarantor, as applicable. Unless public by other means, Landlord will maintain confidential such statement, except as required by as applicable law or court order; however Landlord may provide such statements to Landlord's prospective and actual lenders and purchasers, and its and their accountants, attorneys and partners, as long as Landlord advises the recipients of the existence of Landlord's confidentiality obligation.

        8.19    SECURITY DEPOSIT

        On the execution of this Lease, if a Security Deposit is required under Section 1.1, Tenant shall pay to Landlord as a Security Deposit for the performance of the obligations of Tenant hereunder the amount specified in Section 1.1 in the form of cash or, if the amount specified in Section 1.1 equals or exceeds One Hundred Thousand Dollars ($100,000), an irrevocable letter of credit in accordance with the provisions of this Section 8.19.

        Tenant shall deliver to Landlord a letter of credit containing all of the following terms and satisfying all of the following conditions (which terms and conditions are hereinafter referred to as the "Letter of Credit Terms and Conditions"): (i) the letter of credit shall be irrevocable, (ii) the letter of credit shall only require the presentation to the issuer of a duly authorized certificate of the holder of the letter of credit stating that a default has occurred under this Lease, that all applicable notice and cure periods have expired without cure, and stating the amount of the default and requested draw, (iii) the letter of credit shall be payable to Landlord or its successors in interest as the Landlord under this Lease and shall be freely transferable without cost to Landlord to any such successor or any lender holding a collateral assignment of Landlord's interest in the Lease, (iv) the letter of credit shall be in the amount required under Section 1.1, (v) the letter of credit shall be for a term of not less than twelve (12) months, (vi) the letter of credit shall be in form and substance reasonably acceptable to Landlord, and (vii) the letter of credit shall be drawn on a commercial bank or savings and loan association which is reasonably acceptable to Landlord and is doing business in Boston, Massachusetts (said initial letter of credit security deposit and every renewal thereof and every new letter of credit in replacement or substitution thereof, are hereinafter referred to as the "Letter of Credit Security Deposit").

        Not less than thirty (30) days before the expiration of the initial Letter of Credit Security Deposit and every renewal thereof, Tenant shall deliver to Landlord a renewal of the Letter of Credit Security Deposit or a new Letter of Credit Security Deposit, in either case, except as otherwise expressly provided herein, containing and satisfying the Letter of Credit Security Deposit Terms and Conditions. Notwithstanding the foregoing, the Letter of Credit Security Deposit to be delivered by Tenant for the final period of twelve (12) or fewer months before the expiration of the Term of this Lease shall be for a term ending not sooner than thirty (30) days after the expiration of the Term of this Lease.

        Landlord shall be entitled to draw upon the Letter of Credit Security Deposit (i) for the full amount of the then applicable Letter of Credit Security Deposit, if, not less than thirty (30) days before the expiration of the term of the then current Letter of Credit Security Deposit, Tenant has not delivered to Landlord a new Letter of Credit Security Deposit, or a renewal thereof, as required under this Section 8.19 and/or (ii) for the full amount of any amount then due under the Lease, including without limitation liquidated damages provided for under Section 7.3 of the Lease. If all or any part of the Letter of Credit Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall within ten (10) days of written demand by Landlord restore the Letter of Credit Security Deposit to its original amount (except for annual pro-rata reductions as hereinafter set forth).

        In the event that Tenant is the subject of a voluntary or involuntary petition in bankruptcy under Title 11 of the United States Code or any other bankruptcy, insolvency, reorganization, moratorium, or similar state or federal laws affecting the rights of creditors (the "Insolvency Laws"), the Landlord shall have the right, subject to the Insolvency Laws, before and after the filing of any bankruptcy petition or any other petition for relief from creditors, to draw down the full amount of the Letter of Credit Security Deposit, and the entire amount of the Letter of Credit Security Deposit shall be applied first against the Landlord's pre-petition claim (including, without limitation, damages for the rejection of the Lease), and second, any balance of the Letter of Credit Security Deposit remaining after payment in full of said pre-petition claim shall be held as security for payment and performance of the Tenant's post-petition covenants and obligations to Landlord. Without derogating from Landlord's right to so draw down and immediately take the full amount of the Letter of Credit Security Deposit, only if (i) any involuntary petition filed against Tenant under any of the Insolvency Laws is dismissed within sixty (60) days after such involuntary petition is first filed, and (ii) upon the dismissal of such involuntary petition there exists no breach of any covenant or obligation of Tenant hereunder through the time when Tenant restores the Letter of Credit Security Deposit pursuant to the following clause (iii), and (iii) Tenant restores the full amount of the Security Deposit (either in cash or a new Letter of Credit Security Deposit) required hereunder (which Security Deposit shall comply in all respects with the requirements of this Section 8.19 therefor), then, simultaneously with such restoration of the Security Deposit required hereunder, Landlord shall return to Tenant all or any portion of the amount drawn down from the Letter of Credit Security Deposit as a result of the filing of such involuntary petition against Tenant, which Landlord has not used to cure any other default of this Lease.

        Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or to fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord.

        Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit then held by Landlord shall be delivered by Landlord to Landlord's grantee or transferee. Upon any such delivery and the written acknowledgment by such grantee or transferee of its receipt and that it shall continue to hold such Security Deposit as required by the terms and provisions of this Lease, Tenant hereby releases Landlord herein named (and each subsequent grantor or transferor) of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee.

        8.20    MISCELLANEOUS PROVISIONS

        This Lease may be executed in counterparts and shall constitute the agreement of Landlord and Tenant whether or not their signatures appear in a single copy hereof. This Lease shall be construed as a sealed instrument and shall be governed exclusively by the provisions hereof and by the laws of The Commonwealth of Massachusetts as the same may from time to time exist. The titles are for convenience only and shall not be considered a part of the Lease. Where the phrases "persons acting under Tenant" or "persons claiming under Tenant" or similar phrases are used, the persons included shall be all employees, agents, independent contractors and invitees of Tenant or of any Transferee of Tenant. The enumeration of specific examples of or inclusions in a general provision shall not be construed as a limitation of the general provision. Except as expressly set forth in this Lease, if Tenant is granted any extension option, expansion option or other right or option, the exercise of such right or option (and notice thereof) must be unconditional to be effective, time always being of the essence to the exercise of such right or option; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the option granted shall be void and the purported exercise shall be ineffective. Unless otherwise stated herein, any consent or approval required hereunder may be given or withheld in the sole absolute discretion of the party whose consent or approval is required. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant. This Lease and all consents, notices, approvals and all other documents relating hereto may be reproduced by any party by photographic, microfilm, microfiche or other reproduction process and the originals thereof may be destroyed; and each party agrees that any reproductions shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not reproduction was made in the regular course of business) and that any further reproduction of such reproduction shall likewise be admissible in evidence. This Lease may be amended only by a writing signed by all of the parties hereto. Any reference in this Lease to the time for the performance of obligations or elapsed time shall mean consecutive calendar days, months, or years, as applicable. "Business Day" shall mean any day of the week other than Saturday, Sunday, or a day on which banking institutions in Boston, Massachusetts are obligated or authorized by law or executive action to be closed to the transaction of normal banking business. In the event the time for performance of any obligation hereunder expires on any day other than a Business Day the time for performance shall be extended to the next Business Day.

ARTICLE IX

LANDLORD'S LIABILITY AND ASSIGNMENT FOR FINANCING

        9.1    LANDLORD'S LIABILITY

        Tenant agrees to look only to Landlord's interest in the Land and Building for satisfaction of any claim against Landlord hereunder or under any other instrument related to the Lease (including any separate agreements among the parties and any notices or certificates delivered by Landlord) and not to any other property or assets of Landlord. If Landlord from time to time transfers its interest in the Land and Building (or part thereof which includes the Premises), then from and after each such transfer Tenant shall look solely to the interests in the Land and Building of each of Landlord's transferees for the performance of all of the obligations of Landlord hereunder (or under any related instrument). The obligations of Landlord shall not be binding on any partners, mortgagees, members, managers, directors, officers, trustees, or beneficiaries of Landlord or of any successor, individually, but only upon Landlord's or such successor's interest described above.

        Except for the negligence or willful misconduct of Landlord or any of the Indemnitees (as such term is defined in Section 5.5.1), Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property whatsoever. Except as expressly set forth in this Lease, in no event shall Landlord or Tenant ever be liable for any indirect or consequential damages. It is expressly agreed by Landlord and Tenant that business interruption costs and expenses are indirect and consequential damages under the terms of this Lease and no other property assets of Landlord shall be subject to levy, execution or other enforcement procedures for satisfaction of any judgment or decree in favor of Tenant.

        9.2    ASSIGNMENT OF RENTS

        If, at any time and from time to time, Landlord assigns this Lease or the Rents payable hereunder to the holder of any mortgage on the Building, or to any other party for the purpose of securing financing (the holder of any such mortgage and any other such financing party are referred to herein as the "Financing Party"), whether such assignment is conditional in nature or otherwise, the following provisions shall apply:

          (i)    Such assignment to the Financing Party shall not be deemed an assumption by the Financing Party of any obligations of Landlord hereunder unless such Financing Party shall, by written notice to Tenant, specifically otherwise elect;

          (ii)   Except as provided in (i) above and (iii) below, the Financing Party shall be treated as having assumed Landlord's obligations hereunder (subject to Section 9.1) only upon foreclosure of its mortgage (or voluntary conveyance by deed in lieu thereof) and the taking of possession of the Premises from and after foreclosure and, with respect to obligations regarding return of the Security Deposit, only upon receipt of the funds constituting such Security Deposit;

          (iii)  Subject to Section 9.1, the Financing Party shall be responsible for only such breaches under the Lease by Landlord which occur during the period of ownership by the Financing Party after such foreclosure (or voluntary conveyance by deed in lieu thereof) and taking of possession, as aforesaid;

          (iv)  In the event Tenant alleges that Landlord is in default under any of Landlord's obligations under this Lease, Tenant agrees to give any Financing Party, by registered mail, a copy of any notice of default which is served upon the Landlord, provided that prior to such notice, Tenant has been notified, in writing, (whether by way of notice of an assignment of lease, request to execute an estoppel letter, or otherwise) of the address of such Financing Party. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days (or such time as may be reasonably necessary under the circumstances) or such additional time as may be provided in such notice to Landlord, such Financing Party shall have sixty (60) days after the last date on which Landlord could have cured such default within which such Financing Party will be permitted to cure such default. If such default cannot be cured within such sixty (60) day period, then such Financing Party shall have such additional time as may be necessary to cure such default, if within such sixty (60) day period such Financing Party has commenced and is diligently pursuing the remedies necessary to effect such cure (including, but not limited to, commencement of foreclosure proceedings, if necessary, to effect such cure), in which event Tenant shall have no right with respect to such default while such remedies are being diligently pursued by such Financing Party.

        In all events, any liability of a Financing Party shall be limited to the interest of such Financing Party in the Land and Building, and in no event shall a Financing Party ever be liable for any indirect or consequential damages.

        Tenant hereby agrees to enter into such commercially reasonable and customary agreements or instruments as may be requested from time to time in confirmation of the foregoing.

        Without limiting the generality of the foregoing, Tenant acknowledges that Landlord's interest in this Lease has been assigned to Massachusetts Mutual Life Insurance Company ("Massachusetts Mutual") pursuant to an Assignment of Lease and Rents dated October 21, 1997 ("Lease Assignment") and recorded with the Middlesex South Registry of Deeds as Instrument Number 768 on October 21, 1997. Until the Lease Assignment is discharged of record, Tenant shall, upon notice by Massachusetts Mutual, make payments under this Lease as directed by Massachusetts Mutual and such payments shall be fully credited to Tenant's obligations under this Lease. Unless and until such notice is given by Massachusetts Mutual, all payments shall be made as set forth in Section 2.5.

ARTICLE X

SUBORDINATION AND NON-DISTURBANCE

        This Lease shall be subject and subordinate to any first mortgage and to any junior mortgage that has been approved by the first mortgagee that may now or hereafter be placed upon the Building and/or the Land and to any and all advances to be made under such mortgages and to the interest thereon, and all renewals, extensions and consolidations thereof; provided, however, that the subordination of this Lease to any mortgage entered into after the date of this Lease shall be upon the express condition that so long as Tenant is not in default beyond any applicable notice and cure periods under this Lease and Tenant agrees to attorn to the purchaser at a foreclosure sale, Tenant's rights under this Lease shall be recognized by such purchaser. Any mortgagee may elect to give this Lease priority to its mortgage, except that the Lease shall not have priority to (i) the prior right, claim and lien of such mortgagees in, to and upon any insurance proceeds and the disposition thereof under the mortgage; (ii) the prior right, claim and lien of such mortgagees in, to and upon any award or compensation heretofore or hereafter to be made for any taking by eminent domain of any part of the Premises, and to the right of disposition thereof under the mortgage; and (iii) any lien, right, power or interest, if any, which may have arisen or intervened in the period between the recording of the mortgages and the execution of this Lease, or any lien or judgment which may arise any time under the terms of this Lease. In the event of such election and upon notification by such mortgagee, this Lease shall be deemed prior in lien to the said mortgage. This Article X shall be self-operative, but in confirmation thereof, Tenant shall execute and deliver the Lease Subordination, Attornment and

Non-Disturbance Agreement ("Subordination Agreement") attached hereto as Exhibit D or whatever other instruments may be required by the first mortgagee or junior mortgagee to acknowledge such subordination or priority in a recordable form, and if Tenant fails to do so within ten (10) days after demand, Tenant hereby irrevocably appoints Landlord as Tenant's attorney in fact, in its name, place and stead to do so. If such a mortgagee in the future does not require such a document, at Tenant's request, Landlord shall obtain on behalf of Tenant a subordination and non-disturbance agreement on such mortgagee's standard form (and Tenant may, at its option, negotiate the form of such subordination and non-disturbance agreement with such mortgagee). Any such future mortgagee's standard processing fee and any Landlord's reasonable attorneys' fees associated with the execution of any subordination and non-disturbance agreement or other document by Tenant in connection with future financing by Landlord shall be at the sole cost and expense of Landlord. Landlord shall obtain and deliver to Tenant Massachusetts Mutual's signature on the Subordination Agreement upon the execution and delivery of this Lease by Tenant, at the sole cost and expense of Landlord including payment of such mortgagee's standard processing fee, and provided that at such time Tenant shall also provide its signature on the Subordination Agreement. Landlord represents that Landlord's only mortgagee as of the date of this Lease is Massachusetts Mutual and that as of the date of this Lease there is no ground lease encumbering the Land.

ARTICLE XI

BACK-UP GENERATOR

        11.1    BACK-UP GENERATOR.

          (a)   Effective as of the Term Commencement Date, Landlord agrees to grant to Tenant a license to use a portion of the ground next to the Building and enjoy 24-hour access thereto (the "Ground License") at a technologically sufficient location reasonably designated by Landlord and reasonably acceptable to Tenant (the "Ground Installation Area"). Tenant shall also have a license, subject to the provisions of this Section 11.1, to install lines, conduits and wires through the Building necessary or appropriate to connect the Generator (as defined below) to the Premises and operate the same for its intended purposes. The Ground Installation Area is to be used by Tenant solely for the installation, operation, maintenance, repair and replacement during the Term of this Lease of a back-up ground level generator and related fuel supply and infrastructure comparable to Landlord's existing 850KVA facility, to support Tenant's data center and other Tenant critical facilities and equipment (the "Generator"). Tenant's installation and operation of the Generator and its obligations with respect thereto shall be all in accordance with the terms, provisions, conditions and agreements contained in this Lease.

          (b)   Tenant shall install the Generator in the Ground Installation Area at its sole cost and expense, at such times and in such manner as Landlord may reasonably designate and in accordance with all of the applicable provisions of this Lease (including, without limitation, Section 3.2, Section 5.5 and Section 5.9). Landlord shall not be obligated to perform any work or incur any expense to prepare the Ground Installation Area for Tenant's use thereof.

          (c)   Tenant shall not install or operate the Generator until it receives prior written approval from Landlord, which approval Landlord agrees shall not be unreasonably withheld, conditioned, or delayed, provided, and on the condition that Tenant complies with all of the requirements of this Lease (including, without limitation, Section 3.2, Section 5.9 and this Article XI). Prior to commencing such installation, Tenant shall provide Landlord with (i) copies of all required permits, licenses and authorizations which Tenant will obtain at its own expense and which Tenant will maintain at all times during the operation of the Generator; and (ii) a certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance reasonably required by Landlord for the installation and operation of the Generator. Landlord may withhold approval of the Generator if the installation or operation of the Generator reasonably would be expected to damage the structural integrity of the Building. Tenant agrees to reimburse Landlord for reasonable expenses incurred in connection with the review and approval of Tenant's plans showing the proposed installation of the Generator.

          (d)   Tenant covenants that (i) Tenant shall repair any damage to the Land or Building caused by the installation or operation of the Generator, (ii) the installation and operation of the Generator on the ground shall not cause interference with any telecommunications, mechanical or other systems either located or servicing the Building (whether belonging to or utilized by Landlord or any other tenant or occupant of the Building) or located at or servicing any building, premises or location in the vicinity of the Building, and (iii) the installation, existence, maintenance and operation of the Generator shall not constitute a violation of any applicable laws, ordinances, rules, order, regulations, etc., of any Federal, State, or municipal authorities having jurisdiction thereover, or constitute a nuisance or interfere with the use and enjoyment of the premises of any other tenant in the Building.

          (e)   The term of the Ground License shall be deemed to commence on the Term Commencement Date and expire on the expiration or earlier termination of the Term of this Lease.

          (f)    Tenant shall pay to Landlord as Additional Rent (the "Generator Rent"), all applicable taxes or governmental charges, fees, or impositions imposed upon Landlord (excluding Taxes) and arising out of Tenant's use of the Ground Installation Area, and the amount, if any, by which Landlord's insurance premiums increase as a result of the installation of the Generator.

          (g)   Tenant covenants and agrees that the installation, operation and removal of the Generator will be at its sole risk. Tenant agrees to indemnify and defend Landlord and all other Indemnitees (as defined in Section 5.5.1) against all claims, actions, actual and punitive damages, liabilities and expenses including reasonable attorney's fees by counsel of Landlord's choice incurred in connection with the loss of life, personal injury, damage to property or business or any other loss or injury or as a result of any litigation arising out of the installation, use, operation, or removal of the Generator by Tenant or its transferee, including any liability arising out of Tenant's violation of its obligations under paragraph (d) of this Article XI (except if such liability is caused by the gross negligence or willful misconduct of Landlord or its employees, agents, or contractors).

          (h)   Within fifteen (15) days following the expiration or earlier termination of the Lease or the permanent termination of the operation of the Generator by Tenant, Tenant shall, at its sole cost and expense, (i) remove the Generator from the Ground Installation Area and the Building in accordance with the terms hereof, (ii) leave the Ground Installation Area in good order and repair, reasonable wear and tear excepted and (iii) pay all amounts due and owing with respect to the Ground License up to the date of the termination thereof. If Tenant does not remove the Generator when so required, at Landlord's election, Landlord may remove and dispose of the Generator and charge Tenant for all costs and expenses incurred as Additional Rent. Notwithstanding that Tenant's use of the Ground Installation Area shall be subject at all times to and shall be in accordance with the terms, covenants, conditions and agreements contained in this Lease, the Ground Installation Area shall not be deemed part of the Premises. All Tenant obligations under this Section 11.1 shall survive the Term of this Lease.

[The remainder of this page is intentionally left blank; signature page follows.]

        Executed to take effect as a sealed instrument.

LANDLORD:
404 WYMAN LLC

By:	Manager

TENANT:
MAC-GRAY SERVICES, INC.

By:	Name: Title: President/Vice-President

By:	Name: Title: Treasurer/Assistant Treasurer

EXHIBIT A
Plan of Premises

EXHIBIT B
Initial Construction

1.     Plans and Specifications.

        (a)    Preparation of Plans.    Tenant shall prepare at Tenant's cost, subject to the Design Allowance, plans ("Tenant's Plans") for the construction and layout of the Premises, which Tenant Plans shall be in accordance with the plan requirements set forth below and shall be submitted to Landlord for its approval on or before the Tenant's Plan Delivery Date (as defined in Section 1.1 of this Lease). Within thirty (30) days after submission of a written request together with appropriate back-up documentation, Landlord shall reimburse Tenant for the cost of preparing Tenant's Plans, up to a maximum amount equal to the Design Allowance set forth in Section 1.1. Any unused portion of the Design Allowance shall be credited to, at Tenant's written request, either Tenant's payment of Rent next due or to the Improvement Allowance. Tenants leasing partial floors shall design entrances, doors and any other elements which visually integrate with the elevator lobbies and common areas in a manner and with materials and finishes which are compatible with the Building standard materials and standard finishes for such floor. Landlord reserves the right to reject plans which in its opinion fail to comply with this provision. All mechanical, electrical and plumbing engineering design work shall be performed by an engineer reasonably approved by Landlord. Time is of the essence with respect to Tenant's preparation and submission of Tenant's Plans. Landlord shall have the absolute right to approve Tenant's Plans in Landlord's reasonable discretion, and if, for any reason, Landlord does not approve Tenant's Plans, it shall state specifically the reasons therefor. Landlord may delete from Tenant's Plans and any Change Order, as hereinafter defined, and need not approve, any items or aspects of Tenant's Plans which in Landlord's reasonable judgment (i) would delay other work in the Building, (ii) would increase the cost of operating the Building or performing any other work in the Building, (iii) are incompatible with the design, quality, equipment or systems of the Building, (iv) would require unusual expense to readapt the Premises to general purpose office use or (v) otherwise do not comply with the provisions of this Lease (including, without limitation, Section 5.9).

        (b)    Delivery Dates.    On or before the respective delivery dates set forth in Section 1.1 of this Lease, Tenant shall submit the information/data/plans, etc., as noted:

          (i)    Major Work Delivery Date:    A list of any items or matters, which might require structural modifications to the Building, including, without limitation, the following:

      (1)
      Location and details of special floor areas exceeding seventy (70) pounds of live load per square foot;

      (2)
      Location and weights of storage files;

      (3)
      Location of any special soundproofing requirements;

      (4)
      Existence of any extraordinary HVAC requirements necessitating perforation of structural members or connection to the Building condenser water loop; and

      (5)
      Existence of any requirements for interconnecting staircases or other items affecting the structure.

          (ii)    Tenant's Plans Delivery Date:    One (1) sepia and one (1) blackline drawing showing all architectural, mechanical and electrical systems, including, without limitation, an electronic CAD file and one (1) full hard copy set setting forth the specifications and the following items:

      CONSTRUCTION PLANS:

      (1)
      All partitions shall be shown; indicate all Building standard or non-standard construction and details referenced;

      (2)
      Dimensions for partition shall be shown to face of stud; critical tolerances and ± dimensions shall be clearly noted;

      (3)
      All doors shall be shown on and shall be numbered and scheduled on door schedule;

      (4)
      All non-Building standard construction, non-standard materials and/or installation shall be explicitly noted; equipment and finishes shall be shown and details referenced; and

      (5)
      All plumbing fixtures or other equipment requirements and any equipment requiring connection to Building plumbing systems shall be noted.

      REFLECTED CEILING PLAN:

      (1)
      Layout suspended ceiling grid pattern in each room, describing the intent of the ceiling working point, origin and/or centering; and

      (2)
      Locate all ceiling-mounted lighting fixtures and air handling devices including air dampers, fan boxes, etc., Building standard 2' × 2' fluorescent lighting fixtures, Building standard supply air diffusers, Building standard wall switches, down lights, special lighting fixtures, special return air registers, special supply air diffusers, and special wall switches.

      TELEPHONE AND ELECTRICAL EQUIPMENT PLAN:

      (1)
      All telephone outlets required;

      (2)
      All electrical outlets required; note non-standard power devices and/or related equipment; and

      (3)
      All electrical requirements associated with plumbing fixtures or equipment; append product data for all equipment requiring special power, temperature control or plumbing considerations.

      DOOR SCHEDULE:

      (1)
      Provide a schedule of doors, sizes, finishes, hardware sets, and all information necessary to fully describe selected Building standard; and

      (2)
      Non-standard materials and/or installation shall be explicitly noted.

      HVAC:

      (1)
      Areas requiring special temperature and/or humidity control requirements;

      (2)
      Heat emission of equipment (including catalogue cuts), such as CRTs, copy machines, etc.; and

      (3)
      Special exhaust requirements—conference rooms, pantry, toilets, etc.

      ELECTRICAL:

      (1)
      Special lighting requirements;

      (2)
      Power requirements and special outlet requirements of equipment;

      (3)
      Security requirements; and

      (4)
      Supplied telephone equipment and the necessary space allocation for same.

      PLUMBING:

      (1)
      Remote toilets;

      (2)
      Pantry equipment requirements;

      (3)
      Remote water and/or drain requirements such as for sinks, ice makers, etc.; and

      (4)
      Special drainage requirements, such as those requiring holding or dilution tanks.

      COMPUTERS:

      Equipment cuts, power requirements, heat emissions, raised floor requirements, fire protection requirements, security requirements, and emergency power.

        (c)    Plan Requirements.    Tenant's Plans shall be complete and detailed and reasonably coordinated, shall show dimensions, and shall have designated thereon all points of location and other matters, including, without limitation, special construction details and finish schedules. All drawings shall be uniform size (30" × 42") and shall incorporate the standard electrical and plumbing symbols and be at a scale of 1/8" = 1'0" or larger. Materials and/or installation shall be explicitly noted and adequately specified to allow for Landlord review, building permit application, and construction. All equipment and installations shall be made in accordance with Landlord's Building standard materials and procedures unless a deviation is shown on Tenant's Plans and approved by Landlord. A general description of materials and installation procedures and standards shall be provided. Product cuts must be provided and special mechanical or electrical loads noted. Landlord's approval of the plans, drawings, specifications or other submissions in respect of any work, addition, alteration or improvement to be undertaken by or on behalf of Tenant shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.

        (d)    Drawing and Document Production.    Landlord shall provide Tenant with a sepia drawing or CAD disk showing the Building outline, core walls and columns, together with corridor and demising wall location plans. In addition, in the event that compatible CAD drawing production is not available between the architectural designer and the mechanical, electrical and plumbing engineers, the following four (4) mylars, supplied by the architects to the mechanical, electrical and plumbing engineers, are required:

    (i)
    One (1) composite, reverse washoff mylar showing electrical and telephone layouts as follows:

        Fifty percent (50%) screened: Building outline, core walls, columns and Tenant partitions.

        Full strength: All telephone and power outlets and dimensional information locating these outlets both in plan and elevation where necessary;

    (ii)
    Two (2) composite, reverse washoff mylars showing reflecting ceiling plan as follows:

        Fifty percent (50%) screened: Building outline, core walls, columns and Tenant partitions.

        Full strength: Lighting fixtures; and

    (iii)
    One (1) composite, reverse washoff mylar showing reflecting ceiling plan as follows:

        Fifty percent (50%) screened: Building outline, core walls, columns, Tenant partitions and lighting fixtures.

        (e)    Change Orders.    Tenant's Plans shall not be changed or modified by Tenant after approval by Landlord without the further approval in writing by Landlord ("Change Order"). Without limiting the foregoing, Landlord shall not in any event be obligated to approve any change or modification of

Tenant's Plans which in Landlord's reasonable opinion will cause any delay in the completion of Landlord's Initial Construction (as hereinafter defined) or any additional cost or expense to Landlord. Notwithstanding the foregoing, Landlord may, but shall not be obligated to, approve any such Change Order on the condition that Tenant shall pay Landlord in full, prior to the commencement of Landlord's Initial Construction, for any and all additional costs or expenses associated with the approval of said Change Order in excess of the Improvement Allowance.

2.     Completion of Landlord's Initial Construction.

        (a)    Construction of Premises.    Landlord shall exercise reasonable efforts to substantially complete the work specified in Tenant's Plans ("Landlord's Initial Construction") necessary to prepare the Premises for Tenant's occupancy on or before the Estimated Term Commencement Date specified in Section 1.1 of this Lease, subject to Tenant's Delays (as hereinafter defined) and Force Majeure, as such term is defined in Section 4.2 of this Lease. Subject to the provisions of the Lease and this Exhibit B (including, but not limited to, Section 4 below), Landlord shall cause Landlord's Initial Construction to be performed in a good and workmanlike manner using quality materials and in compliance with applicable law. Landlord's Initial Construction shall be completed substantially in accordance with Tenant's Plans except for Change Orders approved in writing by Landlord and Tenant.

        (b)    Substantial Completion.    The Premises shall be deemed ready for occupancy on that day (the "Substantial Completion Date") on which Landlord's Initial Construction is "Substantially Complete," defined to mean that Landlord's Initial Construction has been completed except for minor items of construction, mechanical and electrical adjustment or other work which Landlord is able to complete after Tenant has occupied the Premises without unreasonably interfering with Tenant's use thereof and Landlord has obtained a certificate of occupancy for Landlord's Initial Construction.

3.     Tenant's Delay.

        (a)   Any delay that shall occur in the Substantial Completion Date as the result of the following shall be a Tenant's Delay:

    (i)
    any delay in the Tenant's Plans Delivery Date or the Major Work Delivery Date;

    (ii)
    any express request by Tenant that Landlord delay in the commencement or completion of Landlord's Initial Construction for any reason;

    (iii)
    any change made or requested by Tenant in any of Tenant's Plans;

    (iv)
    any special requirements of Tenant not in conformity with Tenant's Plans;

    (v)
    any other act or omission of Tenant or its members, managers, officers, directors, agents, servants, contractors, architects, engineers, or employees; or

    (vi)
    any reasonably necessary rescheduling of the sequence of any of Landlord's Initial Construction due to any of the causes for delay referred to in clauses (i), (ii), (iii), (iv) and (v) of this paragraph (a) of Section 3.

        (b)   If any delay in the Substantial Completion Date is the result of Force Majeure, and such Force Majeure delay would not have occurred but for any of Tenant's Delays described in paragraph (a) of this Section 3, such Force Majeure delay shall be deemed added to Tenant's Delays described in that paragraph.

        (c)   In addition to Landlord's other rights and remedies under prevailing circumstances, the Term Commencement Date (but not the Rent Commencement Date, which, if dependant on the Term Commencement Date, shall be calculated as if such Term Commencement Date had occurred on the date set therefor had such Tenant's Delay not occurred) shall automatically be extended for the period of any delays caused by Tenant's Delay(s).

        (d)   Landlord shall have no basis for any claim of Tenant's Delay unless Landlord has provided written notice to Tenant specifying the Tenant's Delay and if such Tenant's Delay is not cured within two (2) Business Days after receipt of such notice.

4.     Conclusiveness of Landlord's Performance.

        Tenant shall have no claim that Landlord has failed to perform any of Landlord's Initial Construction, unless Tenant shall have given Landlord notice, not later than sixty (60) days following the Substantial Completion Date (and not less than twelve (12) months after the Substantial Completion Date in the case of a latent defect), of respects in which Landlord has not performed Landlord's Initial Construction. Except for Landlord's Initial Construction, the Premises are being leased in their condition "as is" without representation or warranty by Landlord.

5.     Entry Prior to Commencement.

        If and as long as Tenant does not interfere in any way with the construction process (by causing disharmony, scheduling or coordination difficulties, etc.), Tenant may, pursuant to the provisions of Section 3.2 of this Lease and at Tenant's sole risk and expense, enter the Premises prior to the Term Commencement Date for the purpose of installing Tenant's decorations, movable furnishings, and business fixtures and equipment.

        Any such early access by Tenant or Tenant's employees, agents, contractors, subcontractors, material suppliers and laborers shall be subject to all of the terms and provisions of this Lease except the obligations to pay Annual Fixed Rent and Additional Rent and other obligations, the performance of which would be clearly incompatible with the installation of decorations, movable furnishings, and business fixtures and equipment pursuant hereto.

        Any independent contractor of Tenant (or any employee or agent of Tenant) performing any work in the Premises prior to the Term Commencement Date if and to the extent permitted by Landlord pursuant to the provisions of Section 3.2 of this Lease shall be a "Tenant Contractor" and shall be subject to all of the terms, conditions and requirements contained in the Lease. Neither Tenant nor any Tenant Contractor shall interfere in any way with construction of, nor damage, Landlord's Initial Construction, and shall do all things reasonably requested by Landlord to expedite construction of Landlord's Initial Construction. Without limitation, Tenant shall require each Tenant Contractor to reasonably adjust and coordinate any work or installation in or to the Premises to meet the schedule or requirements of other work being performed by or for Landlord throughout the Building which shall in all cases have precedence. If Tenant or any Tenant Contractor fails so to adjust to the schedule or requirements of Landlord, then Landlord may immediately by notice to Tenant terminate permission previously granted to Tenant to enter the Premises prior to the Term Commencement Date. Neither Tenant nor any Tenant Contractor shall cause any labor disharmony, and Tenant shall be responsible for all costs required to produce labor harmony in connection with an entry under this Section. In all events, Tenant shall indemnify the Indemnitees in the manner provided in Section 5.5.1 of this Lease against any claim, loss or cost arising out of any interference with, or damage to, Landlord's Initial Construction or any other work in the Building, or any delay thereto, or any increase in the cost thereof on account in whole or in part of any act, omission, neglect or default by Tenant or any Tenant Contractor. Without limiting the generality of the foregoing, to the extent that the commencement or performance of Landlord's Initial Construction is actually delayed on account in whole or in part of any act, omission, neglect, or default by Tenant or any Tenant Contractor, then such delay shall constitute a Tenant Delay as provided herein.

        Any requirements of any such Tenant Contractor for services from Landlord or Landlord's contractor, such as hoisting, electrical or mechanical needs, shall be paid for in advance by Tenant and arranged between such Tenant Contractor and Landlord or Landlord's contractor. Should the work of any Tenant Contractor depend on the installed field conditions of any item of Landlord's Initial Construction, such Tenant Contractor shall ascertain such field conditions after installation of such item of Landlord's Initial Construction. Neither Landlord nor Landlord's contractor shall ever be required or obliged to alter the method, time or manner for performing Landlord's Initial Construction or work elsewhere in the Building, on account of the work of any such Tenant Contractor. Should Landlord's contractor, including subcontractors working under such contractor, damage or delay the work of any Tenant Contractor, then such Tenant Contractor, by entering on the Premises, shall be deemed to have agreed not to prosecute any claim against Landlord, but shall look solely to Landlord's contractor (or such contractor's subcontractors) that allegedly caused the damage or delay. If any such Tenant Contractor ever makes a claim against any Indemnitee (as such term is defined in Section 5.5.1 of this Lease) directly, then Tenant shall indemnify such Indemnitee in the manner provided in the Lease against such claim so long as such Tenant Contractor's loss was not caused solely and directly by the negligence or willful and wrongful act of such Indemnitee. Tenant shall cause each Tenant Contractor performing work on the Premises to clean up regularly and remove its debris from the Premises and Building. If any Tenant Contractor fails so to clean up, then Landlord may cause its contractor to clean up and remove debris, and Tenant shall pay all costs (including administrative costs) of such cleanup and removal.

6.     Improvement Allowance.

        Landlord shall provide Tenant with an allowance for the costs of preparing the Premises for Tenant's initial occupancy (including the costs of Landlord's Initial Construction and architectural and engineering fees) in an amount not to exceed the "Improvement Allowance," as such term is defined in Section 1.1 of this Lease. Landlord shall solicit bids from three (3) general contractors. Landlord shall promptly supply Tenant with such detailed information about bid requests and negotiations with contractors as Tenant may reasonably request, provided that any delays resulting from Tenant's failure to act within two (2) business days upon the information supplied to it by Landlord shall constitute a Tenant's Delay. In the case of each bid request, Landlord will accept the lowest responsible bid, unless Landlord and Tenant reasonably determine otherwise. Any HVAC control work will not be bid. Landlord will use commercially reasonable efforts to cause the general contractor (or any bidding contractor) to identify "long lead" items or materials that will delay substantial completion of Landlord's Initial Construction beyond any dates contemplated under this Lease, and shall notify Tenant of the same promptly after such identification is made. Landlord and Tenant shall cooperate in good faith to avoid such "long lead" items or materials. If the bid to be selected hereunder is for a contract amount in excess of the Improvement Allowance, then Tenant may submit revised Tenant's Plans within three (3) Business Days following the date of Landlord's selection of the bid and submit such revised Tenant's Plans for review and approval as set forth in this Exhibit B. Upon Landlord's approval of any such revised Tenant's Plans, Landlord shall seek and obtain revised bids to be reviewed and selected as set forth in this Exhibit B. Landlord shall notify Tenant of the total fixed-price construction cost of Landlord's Initial Construction shown on such Construction Documents (the "Base Price"), including mark-ups as determined hereunder, which Base Price will not include any construction supervision or management fee to Landlord and any charges by contractors or subcontractors included therein for profit, fees, overhead, general conditions and the like shall not exceed market contractors' fees for such items charged by contractors performing comparable construction projects in the Boston, Massachusetts "Metro-West" area. The Base Price shall hereafter be subject to adjustment for Change Orders (if any) if such Change Orders are approved by Tenant. All costs referred to in this paragraph shall be subject to reimbursement from the Improvement Allowance. In the event that the total fixed price of Landlord's Initial Construction (as determined hereunder), together with any related costs reasonably estimated by Landlord, exceeds the Improvement Allowance, Landlord may from time to time require Tenant to pay such excess to Landlord before performing Landlord's Initial Construction. Any amount by which the Improvement Allowance is greater than the Base Price shall be credited to Tenant's payment of Rent next due or, at Tenant's written election, may be utilized to reimburse Tenant for Tenant's third party costs incurred in connection with preparing the Premises for Tenant's occupancy (including, but not limited to, any Tenant Work performed pursuant to this Lease, or for the purchase of furniture or other equipment, installation of wiring or cabling, signage costs, moving expenses, consultants or legal fees, or other costs associated with this Lease or Tenant's occupancy of the Premises). Such a reimbursement of the unutilized Improvement Allowance shall be made by Landlord to Tenant within thirty (30) days following the date on which Tenant provides invoices to Landlord demonstrating Tenant's costs and expenses. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be responsible to perform and pay for (without inclusion in Landlord's Operating Expenses and without deduction from the Improvement Allowance) the following: (x) Building standard blinds in good working order on all exterior windows in place as of the Term Commencement Date, (y) Building standard HVAC system in place and all existing VAV boxes in good working order as of the Term Commencement Date and (z) all life safety systems required by state and local code as of the Term Commencement Date in place and in good working order as of the Term Commencement Date.

7.     Excess Work.

        All Landlord's Initial Construction (including, without limitation, any Change Orders approved by Tenant, as hereinafter defined) the cost of which exceeds the Improvement Allowance shall be "Excess Work." All Excess Work shall be performed at the sole expense of Tenant.

8.     Performance of Landlord's Initial Construction by Landlord.

        With respect to Change Orders submitted after Landlord is initially authorized (or deemed authorized) to proceed with Landlord's Initial Construction, Landlord shall be deemed authorized to proceed with such Change Order immediately upon submission thereof; except only if Tenant shall specifically request in writing a price estimate for such Change Order, in which event Landlord shall be deemed authorized to proceed with such Change Order the second Business Day after submission of the price estimate to Tenant if the Change Order has not then been withdrawn. Landlord will reasonably cooperate with Tenant and Tenant's construction representative in the performance of Landlord's Initial Construction to provide Tenant access to the Premises both prior to and during construction and the right to attend all job meetings between Landlord and the general contractor for Landlord's Initial Construction. Tenant shall have the right to have Tenant's construction representative or other qualified engineer or contractor inspect the quality of construction of Landlord's Initial Construction and the compliance of Landlord's Initial Construction with Tenant's Plans, provided such inspection is performed at a time mutually agreeable to Landlord and Tenant and will not cause any delay in the performance of Landlord's Initial Construction. Landlord agrees to notify Tenant (which notice may be oral) of all job meetings held with the general contractor and related to the scheduling, design, modifications, change orders, or cost reporting or pricing of Landlord's Initial Construction. Tenant shall have the right to review and approve Change Orders to any portion of Landlord's Initial Construction proposed by Landlord or the general contractor and that either increase the cost of Landlord's Initial Construction, do not comply with Tenant's Plans or diminish the quality of Landlord's Initial Construction in any case by more than a de minimis amount. Tenant shall approve or disapprove a Change Order within two (2) Business Days after receipt of a request therefor and failure of Tenant to respond within such two (2) Business Days shall mean that such Change Order is deemed approved by Tenant.

9.     Tenant Payments For Excess Work.

        Tenant shall pay Landlord for Excess Work within ten (10) days following receipt of each Landlord's invoice therefor. Landlord may invoice Tenant on account of Excess Work after the Substantial Completion Date, such invoice to be based on the amount of Excess Work then performed. Tenant shall pay the entire amount of each such invoice to Landlord without set-off, deduction or retainage. Tenant may dispute the accuracy or completeness of any invoice by written notice to Landlord (provided that Tenant shall still be required to pay such invoice). Landlord and Tenant shall reasonably cooperate to resolve any disputed invoice as expeditiously as possible. The price for Landlord's Initial Construction shall be equal to Landlord's Direct Costs (as defined below) incurred in connection with performing Landlord's Initial Construction. Landlord's Direct Costs shall mean the total cost payable by Landlord (or its general contractor) to subcontractors, materialmen, laborers, etc. (including any portions of such amounts designated subcontractor's or materialmen's profit, fee, overhead, general conditions and the like, but subject to any limitations on such fees set forth in Section 6 of this Exhibit B); plus architectural, mechanical, electrical and structural design fees incurred by Landlord; plus all costs of insuring Landlord's Initial Construction and all costs of obtaining permits and inspections required by governmental authorities in connection with Landlord's Initial Construction; plus Landlord's out-of-pocket costs of so-called general conditions items paid to Landlord's general contractor and allocable to Landlord's Initial Construction; but excluding any profit or fee payable to Landlord's general contractor. Landlord's invoices on account of Excess Work may include any materials and equipment purchased to be part of Landlord's Initial Construction and stored on the Land or some other location approved by Landlord and all deposits made on the purchase of such materials and equipment. Within ninety (90) days of the completion of all items of Landlord's Initial Construction, Landlord shall provide Tenant with a final invoice prepared by Landlord for all Excess Work. Such statement shall be conclusive between the parties unless the statement is incorrect and is disputed by Tenant by notice to Landlord given within ten (10) days of Tenant's receipt of the statement. Upon issuance thereof, there shall be adjustments between Landlord and Tenant to the end that Landlord shall have received the exact amount due to Landlord hereunder on account of Excess Work. Any overpayment by Tenant shall be credited against the next payments of Annual Fixed Rent due hereunder. Any underpayment by Tenant shall be immediately due and payable.

        Landlord shall use commercially reasonable efforts to cause its contractors, engineers and consultants to keep reasonably detailed accounts and reasonable exercise such controls as may be reasonably necessary for the proper financial management of the costs of Landlord's Initial Construction.

        All payments required to be made by Tenant hereunder, whether to Landlord or to third parties, shall be deemed Additional Rent for purposes of Article II of the Lease.

Exhibit C-1
Cleaning Specifications

DAILY:

  1.
  Sweep, dry mop, or vacuum all floor areas of resilient wood or carpet, remove any gum and tar matter which has adhered to the floor.

  2.
  Clean all stairwells and stairs as required by type.

  3.
  Damp mop all non-resilient floors such as: concrete, terrazzo and ceramic tile.

  4.
  Vacuum and spot clean all carpet areas.

  5.
  Empty and damp wipe all ashtrays and waste baskets and remove all trash. Replace plastic liners as needed.

  6.
  All glass entrance doors and interior glass doors and hardware are to be cleaned on both sides.

  7.
  Dust all horizontal surfaces with treated dust cloth or feather duster, including furniture, files, equipment, blinds, oak trim, convector covers and louvers that can be reached without a ladder.

  8.
  Brush all fabric covered chairs with a lint brush as needed.

  9.
  Damp wipe all telephones, including dials and crevices as needed.

  10.
  Spot wash to remove smudges, marks and fingerprints from such areas as walls, equipment, doors, partitions and light switches within reach.

  11.
  Wash water fountains, chalkboards, cafeteria tables and chairs.

  12.
  Clean and vacuum freight and passenger elevator cabs and landing doors including elevator door tracts.

RESTROOMS:

  13.
  Refill all soap, toilet, sanitary napkin and towel dispensers. Replace plastic liners and waxed bags in sanitary disposal units.

  14.
  Damp mop floors and wash baseboards using detergent disinfectant.

  15.
  Clean mirrors, soap dispensers, shelves, wash basins, exposed plumbing, dispenser and disposal container exteriors using detergent disinfectant and water. Damp wipe all ledges, toilet stalls and doors. Spot clean light switches, doors and walls.

  16.
  Clean toilets and urinals with detergent disinfectant, beginning with seats and working down. Pour one ounce of bowl cleaner into urinal after cleaning and do not flush.

WEEKLY:

  1.
  Spot clean carpet stains.

  2.
  Wash glass in display windows, building directory, entrance doors and frames and show windows, both sides.

  3.
  Spot wash interior partition glass and door glass to remove smudge marks.

MONTHLY:

  1.
  Scrub and recondition resilient floor areas using buffable non-slip type floor finish (product to be approved by building management).

  2.
  Dust all ceiling and wall air supply and exhaust diffusers or grills.

  3.
  Wash all interior glass, both sides.

QUARTERLY:

  1.
  High dust all horizontal and vertical surfaces not reached in nightly cleaning such as: pipes, light fixtures, door frames, picture frames and other wall hangings.

  2.
  Vacuum/dust all open book shelves.

  3.
  Wash and polish vertical terrazzo or marble surfaces.

  4.
  Damp wash diffusers, vents, grills and other such items, including surrounding wall or ceiling areas that are soiled.

SEMI-ANNUALLY:

  1.
  Vacuum drapes, blinds, cornices and wall hangings.

  2.
  Dust all storage areas, including shelves and contents such as: supply and stock closets and damp mop floor areas.

  3.
  Strip and refinish all resilient floor areas using buffable non-slip floor finish (product will be approved by building management).

ANNUALLY:

  1.
  Wash light fixtures, including reflectors, globes, diffusers and trim.

  2.
  Wash walls in corridors, lounges, classrooms, demonstration areas, cafeterias and washrooms.

  3.
  Clean all vertical surfaces not attended to in nightly, weekly, quarterly or semi-annual cleaning.

Exhibit C-2

HEAT AND AIR CONDITIONING SPECIFICATION

SUMMER

Outdoor	Indoor (maximum)
88F dry bulb	75F dry bulb
74F wet bulb	62F wet bulb

WINTER

Outdoor	Indoor (maximum)
0F dry bulb	72F dry bulb

Outside air shall be introduced at a minimum rate of 0.1 cfm per square foot of floor area and 20 cfm fresh air person.

The above is based on the following computations: sustained peak loading conditions of one (1) person per two hundred (200) square feet of usable space and a combined lighting load and power load of 4.5 watts per square foot of usable area.

Exhibit D

LEASE SUBORDINATION, ATTORNMENT
AND
NON-DISTURBANCE AGREEMENT

        THIS AGREEMENT, made this     day of July, 2005, by and between Mac-Gray Services, Inc., a Delaware corporation (herein "Lessee"), and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation (herein "Lender").

RECITALS

        A.    Lender is the holder of a those certain promissory notes (collectively referred to herein as the "Note") issued by 404 Wyman Street Associates, predecessor in interest of 404 Wyman LLC, a Delaware limited liability company ("Lessor"), dated as of October 21, 1997 in the aggregate principal sum of FORTY FIVE MILLION DOLLARS ($45,000,000) and of the mortgage of even date therewith (herein the "Mortgage") securing the Note, recorded in Book 27788, Page 413 of the Middlesex South District Registry of Deeds, which Mortgage encumbers the real property (herein called the "Subject Property") described on Exhibit A, attached hereto and made a part hereof.

        B.    Lessee and Lessor, entered into a lease agreement (herein the "Lease") dated July     , 2005 by which Lessee leased from Lessor the "Premises", as such term is defined in the Lease (herein the "Leased Premises"), and constituting a portion of the Subject Property.

        C.    Lessee desires to be able to obtain the advantages of the Lease and occupancy thereunder in the event of foreclosure of the Mortgage and Lender wishes to have Lessee confirm the priority of the Mortgage over the Lease.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth hereinbelow, the parties hereto agree as follows:

          1.     Lessee hereby covenants and agrees that all its rights and interests whatsoever under the Lease in the Leased Premises and the Subject Property are and shall remain subject and subordinate to the lien of the Mortgage and to all the terms, conditions and provisions thereof, to all advances made or to be made thereunder or under the Note, and to any increases, renewals, extensions, modifications, substitutions, consolidations or replacements thereof or of the Note.

          2.     So long as Lessee is not in default (beyond any period given Lessee in the Lease to cure such default) in the payment of rent or additional charges or in the performance of any of the other terms, covenants or conditions of the Lease on Lessee's part to be performed, Lessee shall not be disturbed by Lender in its possession of the Leased Premises during the term of the Lease, or any extension or renewal thereof, or in the enjoyment of its rights under the Lease.

          3.     If the interest of the Lessor under the Lease shall be acquired by Lender or any purchaser ("Purchaser") by reason of exercise of the power of sale or the foreclosure of the Mortgage or other proceedings brought to enforce the rights of the holder thereof, by deed in lieu of foreclosure or by any other method, and Lender or Purchaser succeeds to the interest of Lessor under the Lease, Lessee shall attorn to Lender or Purchaser as its lessor, said attornment to be effective and self-operative without the execution of any other instruments on the part of either party hereto immediately upon Lender's or Purchaser's succeeding to the interest of the Lessor under the Lease, and the Lease shall continue in accordance with its terms between Lessee as lessee and Lender or Purchaser as lessor; provided, however, that:

    (a)
    Lender shall not be personally liable under the Lease and Lender's liability under the Lease shall be limited to the ownership interest of Lender in the Subject Property;

    (b)
    Lender shall not be liable for any act or omission of any prior lessor (including Lessor), except for any act or omission that continues after Lender takes possession of the Subject Property;

    (c)
    Lender shall not be subject to any offsets or defenses which Lessee might have against any prior lessor (including Lessor);

    (d)
    Lender shall not be bound by any prepayment of rent or deposit, rental security or any other sums deposited with any prior lessor (including Lessor) under the Lease unless actually received by Lender;

    (e)
    Lender shall not be bound by any agreement or modification of the Lease made without Lender's consent;

    (f)
    Lender shall not be bound to commence or complete any construction or to make any contribution toward construction or installation of any improvements upon the Leased Premises required under the Lease or any expansion or rehabilitation of existing improvements thereon, or for restoration of improvements following any casualty not required to be insured under the Lease or for the costs of any restorations in excess of any proceeds recovered under any insurance required to be carried under the Lease; and,

    (g)
    Lender shall not be bound by any restriction on competition beyond the Subject Property.

          4.     Capitalized terms used herein and not otherwise defined in this Agreement shall have the respective meanings set forth in the Lease.

          5.     Lessee agrees with Lender that from and after the date hereof, Lessee will not terminate or seek to terminate the Lease by reason of any act or omission of the Lessor thereunder until Lessee shall have given simultaneous written notice, by registered or certified mail, return receipt requested, of said act or omission to Lender, which notice shall be addressed to Massachusetts Mutual Life Insurance Company, c/o David L. Babson & Company Inc., 1500 Main Street, Springfield, Massachusetts 01115, Attention: Managing Director, Real Estate Investment Division, and until sixty (60) days after the expiration of any cure period provided to Lessor under the Lease shall have elapsed following the giving of such notice, during which period Lender shall have the right, but shall not be obligated, to remedy such act or omission.

          6.     This Agreement shall inure to the benefit of and shall be binding upon Lessee and Lender, and their respective heirs, personal representatives, successors and assigns. This Agreement may not be altered, modified or amended except in writing signed by all of the partied hereto. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be governed by and construed according to the laws of the Commonwealth of Massachusetts.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

[ATTEST OR WITNESSES (2)]	LESSEE: MAC-GRAY SERVICES, INC.
	By	Its:

[SEAL]
[ATTEST OR WITNESSES (2)]	MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY BY BABSON CAPITAL MANAGEMENT LLC ITS AUTHORIZED AGENT
	By	Its

[SEAL]

ACKNOWLEDGEMENTS

STATE OF	)
) ss.
COUNTY OF	)

        On this, the             day of                        , 200    , before me, the undersigned party, personally appeared                                                  who acknowledged himself/herself to be the                                                  of Mac-Gray Services, Inc., a Delaware corporation and that he as such bring authorized to do so, executed the foregoing Lease Subordination, Attornment and Non-Disturbance Agreement for the purposes therein contained by signing the name of the corporation by himself/herself as                                                                                                   of said corporation.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commissions Expires:

STATE OF	)
) ss.
COUNTY OF	)

        On this, the             day of                        , 200    , before me, the undersigned party, personally appeared                                                  who acknowledged himself/herself to be the Managing Director of David L. Babson & Company Inc., a Massachusetts corporation, and that he/she as such Managing Director being authorized to do so, executed the foregoing Lease Subordination, Attornment and Non-Disturbance Agreement for the purposes therein contained by signing the name of the corporation by himself/herself as Managing Director.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My Commission Expires:

Exhibit E

Confirmation of Lease Commencement

        Reference is made to the Lease dated                        between                         , as Landlord and                        , as Tenant (the "Lease"). The terms listed below are used as defined in the Lease.

        Landlord and Tenant confirm the following:

Lease Commencement Date:
Rent Commencement Date:
Term Expiration Date:

        Executed as a Massachusetts instrument under seal as of                        .

LANDLORD:

By:
Name:
Title:

TENANT:

By:
Name:
Title:

By:
Name:
Title:

COMMONWEALTH OF MASSACHUSETTS

                        County, ss.

        On this      day of                        , 200    , before me, the undersigned notary public, personally appeared                        , proved to me through satisfactory evidence of identification, which was                                                 , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose, as                        of                         , a                        .

(official signature and seal of notary) My commission expires

COMMONWEALTH OF MASSACHUSETTS

                        County, ss.

        On this      day of                        , 200    , before me, the undersigned notary public, personally appeared                        , proved to me through satisfactory evidence of identification, which was                                                 , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose, as                        of                         , a                        .

(official signature and seal of notary) My commission expires

COMMONWEALTH OF MASSACHUSETTS

                        County, ss.

        On this      day of                        , 200    , before me, the undersigned notary public, personally appeared                        , proved to me through satisfactory evidence of identification, which was                                                 , to be the person whose name is signed on the preceding or attached document, and acknowledged to me that (he) (she) signed it voluntarily for its stated purpose, as                        of                         , a                        .

(official signature and seal of notary) My commission expires

INDEX OF DEFINED TERMS

A
AAA	7
Additional Rent	9
Annual Fixed Rent	2
B
Base Operating Expenses per Square Foot of Rentable Floor Area	2
Base Taxes per Square Foot of Rentable Floor Area	2
Broker	3
Building	3
Business Day	32
C
Contiguous Space	4
D
Design Allowance	2
E
Estimated Term Commencement Date	1
Examiner	12
Extension Term	6
F
Fair Market Rent	7
Financing Party	33
Force Majeure	13
G
Generator	35
Generator Rent	36
Ground Installation Area	35
Ground License	35
Guarantor	26, 37
H
Hazardous Substances	15
Hours of Operation	14
I
Improvement Allowance	2
Indemnitees	16
Insolvency Laws	35

1

L
Land	2
Landlord	1, 27
Landlord's Operating Expenses	9
Landlord's Taxes	10
Landlord's Address	1
Lease Assignment	34
Lease Year	2
Letter of Credit Security Deposit	31
Letter of Credit Terms and Conditions	30
M
Major Work Delivery Date	2
Massachusetts Mutual	34
O
Outside Date	6
Outside Restoration Date	21
P
Permitted Transfer	18
Permitted Uses	3
persons acting under Tenant	32
persons claiming under Tenant	32
Premises	3
Premises Address	1
Public Liability Insurance	3
R
Rent	9
Rent Commencement Date	2
Rent Payments Address	1
Rentable Floor Area of Building	3
Rentable Floor Area of Premises	3
S
Security Deposit	3
Subordination Agreement	34
Substantial Completion Date	6
Substantially Complete	6

2

T
Tenant	1, 27
Tenant Indemnitees	16
Tenant Work	19
Tenant's Authorized Representative	3
Tenant's Original Address	1
Tenant's Plan Delivery Date	1
Term Commencement Date	1, 6
Term Expiration Date	1
Transferees	18
Transfers	18

3

TABLE OF CONTENTS

404 WYMAN STREET		1
Mac-Gray Services, Inc., a Delaware corporation, as Tenant		1
ARTICLE I REFERENCE DATA		1
1.1	Subjects Referred to	1
	Lease Year	1
	Annual Fixed Rent	2
	Monthly Fixed Rent	2
1.2	Exhibits	3
ARTICLE II PREMISES; TERM; RENT		4
2.1	Premises and Exclusions	4
2.2	Appurtenant Rights	5
2.3	Reservations	6
2.4	Term	6
2.5	Annual Fixed Rent	9
2.6	Additional Rent—Operating Expenses and Taxes	9
2.7	Electricity	13
ARTICLE III CONSTRUCTION		13
3.1	Landlord Work	13
3.2	Entry By Tenant Prior to Term Commencement Date	14
ARTICLE IV LANDLORD'S COVENANTS		14
4.1	Landlord's Covenants	14
4.2	Interruption	15
4.3.	Insurance	15
4.4	Hazardous Materials	16
ARTICLE V TENANT'S ADDITIONAL COVENANTS		16
5.1	Maintenance and Repair	16
5.2	Use, Waste and Nuisance	16
5.3	Compliance with Law	17
5.4	Rules and Regulations	18
5.5	Indemnification and Insurance	18
5.6	Tenant's Property	19
5.7	Entry For Repairs and Inspections	20
5.8	Assignment, Subletting	20
5.9	Alterations	21
5.10	Surrender	22
5.12	Personal Property Taxes	22
5.13	Signs	22
ARTICLE VI CASUALTY AND TAKING		23
6.1	Damage By Fire Or Casualty	23
6.2	Condemnation—Eminent Domain	24
6.3	Eminent Domain Award	25

1

ARTICLE VII DEFAULT		25
7.1	Termination For Default Or Insolvency	25
7.2	Reimbursement of Landlord's Expenses	26
7.3	Damages	26
7.4	Mitigation	27
7.5	Claims In Bankruptcy	27
7.6	Interest On Unpaid Amounts	27
7.7	Late Fee	27
7.10	Waiver of Trial By Jury	27
ARTICLE VIII MISCELLANEOUS		28
8.1	Holdover	28
8.2	Estoppel Certificates	28
8.3	Notice	28
8.4	Landlord's Right To Cure	29
8.5	Successors and Assigns	29
8.6	Brokerage	29
8.7	Waiver	29
8.8	Accord and Satisfaction	30
8.9	Remedies Cumulative	30
8.10	Partial Invalidity	30
8.11	Waivers of Subrogation	30
8.12	Entire Agreement	30
8.13	No Agreement Until Signed	30
8.14	Tenant's Authorized Representative	31
8.15	Notice of Lease	31
8.16	Tenant As Business Entity	31
8.18	Financial Statements	31
8.19	Security Deposit	32
8.20	Miscellaneous Provisions	33
ARTICLE IX LANDLORD'S LIABILITY AND ASSIGNMENT FOR FINANCING		34
9.1	Landlord's Liability	34
9.2	Assignment of Rents	34
ARTICLE X SUBORDINATION AND NON-DISTURBANCE		35

2

QuickLinks

  Exhibit 99.1
ARTICLE II PREMISES; TERM; RENT
ARTICLE III CONSTRUCTION
ARTICLE IV LANDLORD'S COVENANTS
ARTICLE V TENANT'S ADDITIONAL COVENANTS
ARTICLE VI CASUALTY AND TAKING
ARTICLE VII DEFAULT
ARTICLE VIII MISCELLANEOUS
ARTICLE IX LANDLORD'S LIABILITY AND ASSIGNMENT FOR FINANCING
ARTICLE X SUBORDINATION AND NON-DISTURBANCE
ARTICLE XI BACK-UP GENERATOR
EXHIBIT A Plan of Premises
EXHIBIT B Initial Construction
Exhibit C-1 Cleaning Specifications
Exhibit D
LEASE SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE AGREEMENT
RECITALS
ACKNOWLEDGEMENTS
Exhibit E Confirmation of Lease Commencement
TABLE OF CONTENTS